Exhibit 10.1

EXECUTION COPY

ORIGINATION AGREEMENT

between

NATIONAL COMMERCIAL BANK JAMAICA LIMITED

and

JAMAICA DIVERSIFIED PAYMENT RIGHTS COMPANY

Dated as of March 22, 2006

i

EXHIBITS

Exhibit A	Form of Acknowledgment
Exhibit B	Form of Deed of Assignment
Exhibit C	Form of Originator Note
Exhibit D	Form of Quarterly Officer’s Certificate

ii

ORIGINATION AGREEMENT, dated as of March 22, 2006, between NATIONAL COMMERCIAL BANK JAMAICA LIMITED, a commercial bank organized and existing under the laws of Jamaica (the “Bank”), and JAMAICA DIVERSIFIED PAYMENT RIGHTS COMPANY, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “SPC”).

W I T N E S S E T H:

WHEREAS, on the Closing Date the SPC desires to purchase, and the Bank desires to sell, all of the Bank’s right, title and interest in and to (but none of its obligations under) all of the Purchased Diversified Payment Rights and all Related Assets, whether existing on the Closing Date or generated thereafter through and including the Sale Termination Date; and

WHEREAS, pursuant to an Indenture, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the SPC and The Bank of New York, as indenture trustee (together with its successors in such capacity, the “Indenture Trustee”), the SPC intends to issue and sell a series of Dollar-denominated, floating-rate notes (the “Series 2006-1 Notes”), and may issue and sell additional Dollar or other currency notes (together with the Series 2006-1 Notes, the “Notes”) pursuant to the Indenture and, for each Note (or series of Notes), an Indenture Supplement, the proceeds of which will be used to make any Additional Payments to the Bank in respect of the Purchased Diversified Payment Rights.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, terms defined in the Indenture and not otherwise defined herein shall have the meanings ascribed to them in (including by reference in) the Indenture, and the following terms, as used herein, shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acknowledgment” shall mean each Acknowledgment (substantially in the form of Exhibit A) among the Bank, the Indenture Trustee, the SPC and a Depositary Bank, as the same may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Actual Knowledge” shall mean, with respect to any Person, actual knowledge of any officer of such Person responsible for the administration of the transactions effected by the Transaction Documents.

“Additional Amounts” shall have the meaning specified in Section 4.24(a).

“Additional Payment” shall mean each payment made by the SPC to the Bank from the proceeds of the issuance of an Additional Series.

“Additional Series” shall mean any Note (or series of Notes) (and any related series of Certificates) other than the Series 2006-1 Notes.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person shall mean the right or power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement” shall mean this Origination Agreement, as the same may be amended, supplemented or otherwise modified from time to time pursuant to the terms hereof.

“Applicable Currency” shall have the meaning specified in Section 8.1(b).

“Applicable Law” shall mean, as to any Person: (a) the certificate of incorporation, charter, by-laws, memorandum of association, articles of association or other organizational or governing documents of such Person and (b) any law, executive order, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person and/or any of its property, revenues and/or rights or to which such Person and/or any of its property, revenues and/or rights is subject.

“Authorized Officer” shall mean (a) in the case of the SPC, the Bank or the Servicer, the individual(s) (whom may include directors of the SPC, the Bank or the Servicer, as the case may be) specified by the SPC, the Bank or the Servicer, as the case may be, as such in an Officer’s Certificate delivered on the Closing Date or in an Officer’s Certificate delivered from time to time thereafter to the Indenture Trustee, or (b) in the case of any other Person, the chairman of the board, chief executive officer, chief financial or accounting officer, any vice president or any corporate trust officer of such Person responsible for the administration of the transactions effected by the Transaction Documents.

“Bank” shall have the meaning specified in the preamble to this Agreement.

“Beneficial Owner” shall mean a holder of a beneficial interest in a Certificate or a Note.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or Kingston, Jamaica are permitted or required by Applicable Law to remain closed; provided that, with respect to any actions taken or to be taken by any Designated Depositary Bank, such term shall mean a day in the jurisdiction of such Designated Depositary Bank other than a Saturday, Sunday or other day on which such Designated Depositary Bank is permitted or required by Applicable Law to remain closed.

“Central Bank” shall mean the Bank of Jamaica.

“Certificateholder” shall mean the registered owner of a Certificate.

“Certificates” shall mean each certificate issued under a Trust Agreement.

“Closing Date” shall mean the date of the initial issuance of the Series 2006-1 Notes.

“Collateral Account” shall mean a segregated non-interest bearing trust account held by the Indenture Trustee (as of the Closing Date, held at The Bank of New York (ABA No. 021 000 018; GLA#111/565; account #264076, ref: Jamaica Diversified Payment Rights Company Collateral Account)) for the benefit of the Investors and the other Persons (other than the Bank and the SPC and their respective Affiliates) owed amounts under the Transaction Documents, over which account the Indenture Trustee shall, subject to the terms of the Indenture, have sole and exclusive dominion and control and sole and exclusive right of withdrawal. The Collateral Account shall be an Eligible Account.

“Collections” shall mean the collective reference to all payments or other proceeds paid to or received by (or on behalf of) the Indenture Trustee or the SPC (whether through receipt by a branch, agency or other office of the Bank of cash or through deposit into a Concentration Account, the Collateral Account or otherwise, including all such amounts received and retained by the Bank, whether or not in accordance with the Transaction Documents), in respect of the Purchased Diversified Payment Rights (but excluding any unpaid wire or other administrative charges deducted by any Designated Depositary Bank).

“Concentration Account” shall mean a deposit account, which may be an interest-bearing account, established with each Designated Depositary Bank in the name of the Servicer (on behalf of the SPC and the Indenture Trustee), into which account each Designated Depositary Bank will agree, pursuant to its Acknowledgment, to deposit all Collections received (or paid) by it in respect of any Purchased Diversified Payment Rights and over which account the Indenture Trustee shall have sole and exclusive dominion and control.

“Controlling Party” shall have the meaning specified in the Indenture.

“Contractual Obligation” shall mean, with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it and/or any of its property, rights or revenue is bound, which provision constitutes an agreement, obligation or commitment of, or covenant or undertaking by, such Person.

“Coverage Reserve Account” shall have the meaning specified in the Indenture.

“DDB Collections” shall mean all Collections received or paid by a Designated Depositary Bank in its Concentration Account.

“Deed of Assignment” shall mean the Deed of Assignment, dated as of the date hereof, executed by the Bank in favor of the SPC, substantially in the form of Exhibit B.

“Default” shall have the meaning specified in Section 6.2.

“Depositary Bank” shall mean any correspondent bank (including any of the Bank’s Affiliates) that (a) maintains an account for the Bank, (b) is located in the United States or in any member country of the OECD and (c) has the Minimum Credit Rating.

“Designated Depositary Bank” shall mean each of the Bank’s Depositary Banks for which an Acknowledgment is in full force and effect.

“Diversified Payment Rights” shall mean all right, title and interest (but none of the obligations) of the Bank in, to and under (i) MT Payments and (ii) Remittance Payments.

“Dollars,” “$” and “US$” shall each mean the lawful currency of the United States (whether the United States Dollar or any other currency that replaces the United States Dollar).

“DPR Payees” shall mean, collectively, the MT Beneficiaries and the Remittance Beneficiaries.

“DPR Payors” shall mean, collectively, the MT Payors and the Remittance Payors.

“Early Amortization Period” shall mean, with respect to any Series, the period beginning on the date on which an Early Amortization Period with respect to such Series is declared to have commenced or automatically commences, including pursuant to Section 8.1 of the Indenture, and continuing through and including the earlier of (a) the date on which all principal of and interest on such Series, and all other amounts (including any Additional Amounts) due under the Transaction Documents in connection with such Series, have been paid in full and (b) the date on which the Early Amortization Event(s) with respect to which such Early Amortization Period has commenced has been waived by the Controlling Party of such Series.

“Eligible Account” shall mean a segregated trust account that is either: (a) maintained with a depository institution or trust company (or branch thereof) (including the Indenture Trustee and its Affiliates) located in the United States (or, with respect to any Series denominated in any other currency, in the applicable jurisdictions) whose long-term unsecured and uncredit-enhanced senior debt obligations are rated at least “A” by S&P and Fitch (if such obligations are rated by Fitch) and at least “A2” by Moody’s or (b) maintained with a United States federally or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. §9.10(b).

“Enforceable Acknowledgment” shall mean an Acknowledgment which (i) constitutes, subject to the power and authority of and the due authorization, execution and delivery thereof by the related Designated Depositary Bank, the legal, valid and binding obligation of such Designated Depositary Bank enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and no other action by the Bank is necessary in order to obligate each Designated Depositary Bank to make payments in the manner set forth in such Acknowledgment and (ii) is revocable or alterable by the Bank or the SPC only with the written consent of the Indenture Trustee.

“Enhancement” shall mean, with respect to any Series, a financial guaranty insurance policy, political risk insurance policy, letter of credit (other than any Reserve LC) or other credit enhancement (other than any Hedge Agreement, any Reserve Account and the Coverage Reserve Account) provided for the benefit of the Investors in such Series and identified as such or by reference to the related Series in the applicable Indenture Supplement.

“Enhancement Agreement” shall mean, with respect to any Series for which an Enhancement has been provided, any reimbursement agreement or other agreement identified as such or by reference to the related Series in the applicable Indenture Supplement.

“Enhancer” shall mean, with respect to any Series for which an Enhancement has been provided, the Person(s) designated as such or by reference to the related Series in the applicable Indenture Supplement.

“Financial Statements” shall mean, with respect to any Person, the unaudited (with respect to a fiscal quarter or semester) or audited (with respect to a fiscal year) balance sheets and statements of income and cash flow of such Person prepared in accordance with applicable IFRS.

“Fitch” shall mean Fitch, Inc. and its successors (including the surviving entity of any merger with another Rating Agency).

“Governmental Authority” shall mean any nation or government (including Jamaica, the Cayman Islands and the United States), any state or other political subdivision thereof (including any colony thereof) and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any multilateral or supranational entity.

“Hedge Agreements” shall mean any non-recourse interest rate swap, cap and/or floor agreements or other similar agreements entered into by the SPC for the sole purpose of hedging interest rates on the Notes.

“IFRS” shall mean the accounting standards established by the International Accounting Standards Board of the International Accounting Standards Committee, which was formed in 1973 through an agreement made by professional accounting bodies from Australia, Canada, France, Germany, Japan, Mexico, The Netherlands, United Kingdom, Ireland and the United States.

“Indemnified Amounts” shall have the meaning specified in Section 7.1.

“Indenture” shall have the meaning specified in the recitals to this Agreement.

“Indenture Supplement” shall have the meaning specified in the Indenture.

“Indenture Trustee” shall have the meaning specified in the recitals to this Agreement.

“Initial Series Balance” shall mean, for each Series, the initial aggregate principal amount thereof on its Issuance Date.

“Interest Period” shall mean, for each Series (a) initially, the period from and including the related Issuance Date thereof to but excluding the first Payment Date (or, if so indicated in the applicable Indenture Supplement, second Payment Date) thereafter, and (b) thereafter, the period from and including the preceding Payment Date to but excluding the next Payment Date.

“Investors” shall mean each Noteholder, Certificateholder and Beneficial Owner.

“Issuance Date” shall mean, with respect to any Series, the date of the issuance of the applicable Note(s).

“Jamaican Dollar” and “J$” shall each mean the lawful currency of Jamaica (whether the Jamaican Dollar or any other currency that replaces the Jamaican Dollar).

“Judgment Currency” shall have the meaning specified in Section 8.1(b).

“Lien” shall mean, as applied to property, revenues or assets, real or personal, tangible or intangible, any pledge, mortgage, lien, charge, security interest or encumbrance of any kind thereon (including any conditional sale or other title retention agreement, any lease in the nature thereof or the interest of the lessor under any capitalized lease).

“Make-Whole Premium” shall mean, with respect to any Series, the premium, if any, payable in connection with a redemption of the related Notes, as described in the related Indenture Supplement.

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Bank, (b) a material adverse effect on the Diversified Payment Rights business or the Purchased Diversified Payment Rights taken as a whole, (c) a material impairment of the ability of the Bank (either individually or as the Servicer) or the SPC to perform its obligations under the Transaction Documents, (d) a material impairment on the transactions contemplated by the Transaction Documents, including on the validity or enforceability of any of the Transaction Documents against the Bank (either individually or as the Servicer) or the SPC, (e) any impairment with respect to the valid transfer and/or maintenance of ownership of the Purchased Diversified Payment Rights and the remaining Collateral to the SPC, (f) any impairment with respect to the valid granting of a security interest in the Collateral to the Indenture Trustee for the benefit of the Secured Parties, or (g) a material adverse effect on the Investors, the SPC, the Indenture Trustee, any Enhancers and/or the Collateral.

“Minimum Credit Rating” shall mean, with respect to any Designated Depositary Bank, a short-term unsecured and non-credit-enhanced debt rating that is “P-1” by Moody’s, and, if rated by S&P or by Fitch, “A-1” and “F-1”, respectively. Each of the above tests shall be determined, with respect to the relevant Designated Depositary Bank’s U.S. Dollar currency obligations.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors (including the surviving entity of any merger with another Rating Agency).

“MT Beneficiary” shall mean the individual or entity in Jamaica (other than a financial institution that participates in the SWIFT payment system, including the Bank and one that is the beneficiary of a SWIFT MT200-series message) in respect of whom the related MT Payment was directed, thereby requiring the Bank to make either a corresponding deposit for an account of such individual or entity at the Bank or a payment to such individual or entity in Jamaica in respect of the related MT Payment (net of commissions or similar fees).

“MT Payment” shall mean any payment made from time to time by an MT Payor to the Bank in consideration of which the Bank incurs an obligation to make either a corresponding deposit to an account of an MT Beneficiary at the Bank or a payment to an MT Beneficiary that is (or is of the type that qualifies to be) notified to the Bank via an MT Payment Order (which obligation of the Bank is in no way altered by the transactions contemplated by the Transaction Documents).

“MT Payment Order” shall mean any electronic or other message utilized by a financial institution to instruct the Bank to make a payment of a certain amount to an MT Beneficiary, which message may be: (i) a SWIFT MT102, SWIFT MT102+, SWIFT MT103, SWIFT MT103+ or any other MT100-series message under the SWIFT message system or (ii) any other type of message, including one sent via telex or the internet, that may be utilized to send such an instruction (in each case, including any type of message that may replace or be utilized in substitution for any of the foregoing). Should the SWIFT payment order system or SWIFT MT102, SWIFT MT102+, SWIFT MT103 or SWIFT MT103+ payment orders no longer be used or be available for these types of transfers, or if the SWIFT payment order system or such payment orders are available but the Bank begins to use alternative transfer methods, for the purposes hereof, MT Payment Orders shall include all of the types or classes of payment to be received by the Bank, including internet transactions, that (if such payments were to have been made on the Closing Date) would have qualified to be notified to the Bank by such means.

“MT Payor” shall mean the financial institution making an MT Payment to the Bank.

“New York Business Day” shall mean a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are permitted or required by Applicable Law to remain closed.

“Noteholder” shall mean, with respect to any Note, the Trustee or other Person that is the registered holder of such Note.

“Notes” shall have the meaning specified in the recitals to this Agreement.

“OECD” shall mean the Organisation for Economic Co-Operation and Development.

“Officer’s Certificate” shall mean, in the case of the SPC, the Bank or the Servicer, a certificate signed by an Authorized Officer or the president or chairman (or equivalent officer) of such Person.

“Originator Note” shall mean the note issued by the SPC to the Bank on the Closing Date pursuant to Section 2.2(a), substantially in the form of Exhibit C.

“Payment Date” shall mean the 15th day of each March, June, September and December of each year beginning June 15, 2006, and, with respect to each Series, the Expected Final Payment Date for such Series; provided that, if an Early Amortization Period has been declared, the Payment Dates will be the 15th day of each calendar month. If any such day is not a New York Business Day, payment will be made on the next New York Business Day.

“Person” shall mean any individual, corporation, company, limited liability company, partnership, joint venture, trust, estate, unincorporated association, Governmental Authority or other entity of whatever nature.

“Prohibited Nations Acts” shall mean (a) The Trading with the Enemy Act of 1917, 50 USCA APP. § 1 et seq. of the United States of America, (b) the International Emergency Economic Powers Act, 50 USCA § 1701 et seq. of the United States of America, (c) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (2001), and (d) any similar acts, executive orders or similar governmental actions of the United States of America or Jamaica, in each case, including any regulations issued thereunder and as amended or supplemented from time to time.

“Purchased Diversified Payment Right” shall mean any Diversified Payment Right (a) the Sale of which on the Closing Date does not contravene any Applicable Law with respect to the SPC, any Trust established to purchase a Note and issue Certificates or the Investors (including by causing any interested U.S. Person to be in violation of the Prohibited Nations Acts); (b) the terms of which do not prohibit the Sale thereof; and (c) that provides for the corresponding payment to be made in U.S. Dollars.

“Quarterly Period” shall mean (a) with respect to the first Payment Date, the period commencing on the Closing Date and ending on the last day of the calendar month immediately preceding the first Payment Date and (b) with respect to each originally scheduled Payment Date (that is, the 15th day of each March, June, September and December) thereafter, the three calendar months immediately preceding the month in which such Payment Date occurs.

“Rating Agency” shall mean, with respect to any Series, each rating agency rating such Series and so identified in the applicable Indenture Supplement.

“Redemption Date” shall mean (a) with respect to any voluntary redemption of all or any portion of a Series pursuant to Section 5.1 or Section 5.2, the date selected by the Bank, and (b) with respect to any redemption pursuant to Section 6.1 as a result of a Default, the date provided in said Section 6.1.

“Redemption Price” shall mean, for each Series as of any date of determination, an amount in Dollars (or, with respect to Series issued in a currency other than Dollars, such currency) equal to the sum of: (a) the Series Balance of such Series (or, in the case of a partial redemption, the portion thereof to be redeemed), (b) all accrued and unpaid interest (if any) on such redeemed principal amount to but excluding the applicable Redemption Date, (c) all unpaid Additional Amounts with respect to such Series, (d) the Make-Whole Premium (if any) with respect to such Series (or, in the case of a partial redemption, the portion thereof to be redeemed) calculated as of the Redemption Date, (e) all amounts payable to reimburse any issuer/confirmer of any Reserve LC provided in respect of such Series for any unreimbursed disbursements thereunder, (f) all amounts then due and payable to the Enhancer(s) (if any) of any related

Enhancement(s) for such Series (including any fees or reimbursements) and (g) all other amounts payable under the Transaction Documents in connection with such Series (including any such amounts so identified in the applicable Indenture Supplement to be included in the Redemption Price with respect to such Series).

“Related Assets” shall mean (i) all Collections in respect of the Purchased Diversified Payment Rights, (ii) all rights in, and funds on deposit in or credited to, the Concentration Accounts and (iii) all proceeds of any of the foregoing, whether existing on or generated after the Closing Date through and including the Sale Termination Date.

“Relevant Withholding Taxes” shall have the meaning specified in Section 4.24(d)(i).

“Remittance Beneficiary” shall mean the individual or entity in Jamaica (other than the Bank) in respect of whom the related Remittance Payment Order was directed, thereby requiring the Bank to make either a corresponding deposit for an account of such individual or entity at the Bank or a payment to such individual or entity in Jamaica in respect of the related Remittance Payment Order (net of commissions or similar fees).

“Remittance Payment” shall mean any U.S. Dollar payment made from time to time by a Remittance Payor to the Bank (in consideration of which the Bank incurs an obligation to make either a corresponding deposit to an account of a Remittance Beneficiary at the Bank or a payment to a Remittance Beneficiary) that is (or is of the type that qualifies to be) notified to the Bank via a Remittance Payment Order (which obligation of the Bank is in no way altered by the transactions contemplated by the Transaction Documents).

“Remittance Payment Order” shall mean an electronic or other message utilized by a Remittance Payor to instruct the Bank to make a payment of a certain amount to a Remittance Beneficiary, which message may be: (i) an intranet message under the Bank’s internal intranet message system or (ii) any other type of message, including one sent via telex or the internet, that may be utilized to send such an instruction (in each case, including any type of message that may replace or be utilized in substitution for any of the foregoing).

“Remittance Payor” shall mean any Affiliate of the Bank located in the United States making a Remittance Payment to the Bank.

“Repurchase Price” shall mean, in connection with any redemption by the SPC of any Note(s) (whether pursuant to Article V or Article VI), an amount equal to the aggregate Redemption Price(s) to be paid by the SPC with respect to such Note(s).

“Required Amount” shall have the meaning specified in the Indenture.

“Reserve Account” shall mean, with respect to any Series, any reserve account or similar account (other than the Coverage Reserve Account) established pursuant to and identified as such or by reference to the related Series in the applicable Indenture Supplement.

“Reserve LC” shall mean, with respect to any Series having a Reserve Account, any unconditional, irrevocable standby letter of credit which replaces all or a portion of the amounts on deposit in such Reserve Account in accordance with the applicable Indenture Supplement.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors (including the surviving entity of any merger with another Rating Agency).

“Sale Termination Date” shall mean the date on which all amounts payable under the Transaction Documents by the Bank and/or the SPC have been paid in full, whether as a result of the payment of the Redemption Price for all Series or otherwise, and each Enhancement has terminated in accordance with its terms (upon which date the sale of the Purchased Diversified Payment Rights and the Related Assets shall terminate and all future Purchased Diversified Payment Rights and Related Assets shall be the property of the Bank).

“Sell” shall mean to sell, assign, transfer and convey Purchased Diversified Payment Rights and the Related Assets (and references to “Sale” shall be construed accordingly).

“Series” shall mean a Note (or series of Notes) issued under an Indenture Supplement and any corresponding series of Certificates.

“Series Account” shall have the meaning specified in the Indenture.

“Series Balance” shall mean, with respect to any Series, as of any date of determination, the Initial Series Balance thereof reduced by: (a) all payments (including from the proceeds of any applicable Enhancement) of principal made on or before such date with respect thereto and (b) the principal amount of such Series that has been cancelled as a result of the Bank acquiring any interest therein and electing to have such principal amount cancelled as set forth in Section 2.8(b) of the Indenture.

“Series 2006-1 Notes” shall have the meaning specified in the recitals to this Agreement.

“Servicer” shall mean the entity acting as Servicer under the Servicing Agreement, which on the Closing Date shall be the Bank.

“Servicer Default” shall have the meaning specified in the Servicing Agreement.

“Servicing Agreement” shall mean the Servicing Agreement, dated as of the date hereof, among the Servicer, the SPC and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Servicing Report” shall have the meaning specified in the Servicing Agreement.

“SPC” shall have the meaning specified in the preamble to this Agreement.

“Subsidiary” shall mean, with respect to any Person at any time, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at such time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“SWIFT” shall mean the Society for Worldwide Interbank Financial Telecommunication, s.c.r.l, a Belgium-based, industry-owned cooperative that supplies global messaging services and interface software to member financial institutions worldwide.

“Tax Event” means, with respect to any Series, (i) the Bank becomes or will become obligated to pay Additional Amounts, in excess of Additional Amounts which it otherwise would be obliged to pay if payments of interest under the related Notes were subject to withholding or deduction, as a result of any generally applicable change in the laws or regulations of Jamaica, the Cayman Islands, the United States or any state, municipality or other taxing jurisdiction of the same, or any generally applicable change in the application or official interpretation of those tax laws or regulations, in each case which occurs after the date of the original issuance of the related Notes and (ii) the Bank cannot avoid its obligations to pay such excess Additional Amounts by taking reasonable measures available to it.

“Taxes” shall have the meaning specified in Section 4.24(a).

“Transaction Documents” shall mean this Agreement, the Deed of Assignment, the Servicing Agreement, the Indenture (including any Indenture Supplements), any Trust Agreements, the Notes, the Originator Note, any Certificates, any Enhancement, any Hedge Agreement, any Enhancement Agreement, each Acknowledgment, and, with respect to any Series, each other agreement (if any) entered into in connection with the above that is specifically designated in the related Indenture Supplement as being an Additional Transaction Document with respect to that Series.

“Trust” shall mean any trust formed pursuant to a Trust Agreement.

“Trust Accounts” shall have the meaning set forth in the Servicing Agreement.

“Trust Agreement” shall mean, with respect to any Series, the agreement (if any) so identified in the Indenture Supplement for the Note(s) related to such Series and which agreement provides for the creation of a trust that would acquire and hold such Note(s) on behalf of other Investors.

“Trustee” shall, with respect to any series of Certificates, mean the Person so identified in the Trust Agreement (if any) corresponding to such series.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction(s).

“United States” or “U.S.” shall each mean the District of Columbia and the states, territories, possessions and territorial waters of the United States of America.

SECTION 1.2 Rules of Construction. (a) Words of the masculine, feminine or neuter gender shall be deemed and construed to include correlative words of the other genders.

(b) References herein to specific Persons include their legal successors (or their successors fulfilling the function specified herein) and permitted assigns, and references herein to specific Applicable Laws, agreements and contracts include references to such Applicable Laws, agreements and contracts as amended, supplemented or otherwise modified from time to time.

(c) References herein to Sections, subsections, Articles and Exhibits are to this Agreement unless otherwise specified, and references to “hereof,” “herein” or “hereto” are to this Agreement as a whole and not any particular Section hereof.

(d) The word “including” (and words of similar effect) shall not be exclusive and shall mean “including (without limitation).”

ARTICLE II

SALE OF PURCHASED DIVERSIFIED PAYMENT RIGHTS

AND RELATED ASSETS

SECTION 2.1 Sale of Purchased Diversified Payment Rights and Related Assets.

(a) Agreement to Sell Purchased Diversified Payment Rights and Related Assets. Subject to the other terms of this Agreement, the Bank hereby agrees to Sell to the SPC, and the SPC hereby agrees to purchase, without recourse (in each case subject to the representations and warranties contained herein), all of the Bank’s right, title and interest in and to (but none of the Bank’s obligations under) all of the Purchased Diversified Payment Rights and all Related Assets, in each case whether existing on or generated after the Closing Date through and including the Sale Termination Date. The Sale shall be effected by the execution and delivery by the Bank of the Deed of Assignment. On the Closing Date, the Bank shall transfer to the SPC all Purchased Diversified Payment Rights and Related Assets then in existence and all Purchased Diversified Payment Rights and Related Assets thereafter generated through and including the Sale Termination Date shall automatically be the property of the SPC.

For the purpose of clarification, all of the Purchased Diversified Payment Rights and all Related Assets (in each case, whether then existing or thereafter generated through and including the Sale Termination Date) are sold by the Bank to the SPC on the Closing Date and, thereafter until and including the Sale Termination Date, the SPC will own any future-generated Purchased Diversified Payment Rights and Related Assets immediately upon their generation.

(b) Evidence of Sale. In connection with the Sale, the Bank agrees to record and file, at its own expense, any appropriate instruments and documents with respect to the Sale in such manner and in such jurisdictions as are necessary to reflect the SPC’s ownership interest in the Purchased Diversified Payment Rights and Related Assets and to take such other actions related thereto as the SPC may reasonably request, and to deliver evidence of any such filings to the SPC within a reasonable time after the SPC’s request therefor.

(c) True Sale of Purchased Diversified Payment Rights and Related Assets. The parties to this Agreement intend that the Sale of Purchased Diversified Payment Rights and Related Assets pursuant to this Agreement and the Deed of Assignment shall be, and shall be treated by the parties hereto as, a purchase by the SPC and a Sale by the Bank of the Purchased Diversified Payment Rights and Related Assets and not as a lending or other financing transaction. The Sale does not constitute and is not intended to result in the creation or assumption by the SPC of any obligation of the Bank or any other Person in connection with the Purchased Diversified Payment Rights or any Related Assets or any agreement or instrument relating thereto, including any obligation to any DPR Payor or DPR Payee.

(d) Unsecured Obligations. Other than with respect to the Purchased Diversified Payment Rights and the Related Assets, and notwithstanding anything else to the contrary in this Agreement or in any other Transaction Document, the SPC shall have no right, title or interest in, Lien on, or preference, privilege or priority whatsoever with respect to any assets or revenues of the Bank generally, and any obligations of the Bank arising under the Transaction Documents shall constitute unsecured obligations of the Bank.

(e) Transfer Obligation. The Bank agrees that any Collections that it (or any other Person on its behalf) receives (for any reason whatsoever) in respect of Purchased Diversified Payment Rights will be: (A) if received or held by the Bank, held by it in trust and deposited into the Collateral Account or any Concentration Account, and (B) if received by another person on behalf of the Bank (including any Depositary Bank for which an Acknowledgment is not in effect), instructed to be so deposited, in each case promptly (but in any event within two Business Days after the Bank’s obtaining actual knowledge of its (or such other Person’s) receipt thereof); provided that: (1) at any time during which it has elected to fund the Coverage Reserve Account in order to avoid the occurrence of an Early Amortization Event with respect to any Series, such

Collections will be held by it in trust and promptly (but in any event within two Business Days after the Bank’s obtaining actual knowledge of its (or such other person’s) receipt thereof) deposited into the Coverage Reserve Account, (2) subject to subclause (1), if: (y) an amount at least equal to the Required Amount for the next Payment Date is collectively on deposit in the Collateral Account and Series Accounts or (z) no Early Amortization Period with respect to any Series exists, then the Bank may retain all such Collections as a payment to the Bank under the Originator Note, and (3) any amounts that it receives in accordance with the terms of the Transaction Documents as a payment to it under the Originator Note may be retained by it.

(f) Grant of Security Interest. Should any court determine:

(i) that the Sale of Purchased Diversified Payment Rights and Related Assets, as effected by the Deed of Assignment, was not a sale under the substantive law applied by such court to such transaction, then the parties hereto hereby agree that the transaction effected by this Agreement and the Deed of Assignment shall (with respect to the jurisdiction of such court and any other jurisdiction that relies upon such holding) be considered to be (and have the legal effect of) a grant by the Bank to the SPC of a security interest under New York law in the Purchased Diversified Payment Rights and Related Assets; or

(ii) that the Bank has any right, title, or interest in the funds on deposit in or otherwise credited to any Concentration Account under the substantive law applied by such court to such determination, then the parties hereto hereby agree that the transaction effected by this Agreement and the respective Acknowledgments shall (with respect to the jurisdiction of such court and any other jurisdiction that relies upon such holding) be considered to be (and have the legal effect of) a grant by the Bank to the Indenture Trustee of a security interest under New York law in the Bank’s interest in the funds on deposit in and the amounts credited to such account or accounts, and all proceeds thereof, for the benefit of the holders of the interests in the Purchased Diversified Payment Rights deposited therein.

For either such purpose, this Agreement shall be deemed to be a security agreement.

SECTION 2.2 Purchase Price. (a) On the Closing Date, the SPC shall deliver the Originator Note to the Bank, in respect of its purchase from the Bank of the Purchased Diversified Payment Rights and Related Assets, and thereafter on each Payment Date shall pay to the Bank the amounts due under the Originator Note.

(b) The SPC shall also pay to the Bank any Additional Payments on the Issuance Date of any Additional Series if and to the extent provided in the related Indenture Supplement. Additional Payments shall be payable on each such Issuance Date in the currency of issuance of such Additional Series in immediately available funds.

(c) All payments by the SPC to the Bank hereunder shall be paid to the Bank in immediately available funds by sending such amounts to account # 8900608293 at The Bank of New York (ABA #021000018; SWIFT identification code: IRVTUS3N; ref: National Commercial Bank Jamaica Limited) (or to such other account as the Bank may from time to time specify in a written notice to the SPC).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties of the Bank Regarding the Bank. The Bank hereby represents and warrants, on the Closing Date and on each Issuance Date hereafter, that:

(a) Corporate Existence and Power. It is a commercial bank duly incorporated and in good standing in Jamaica and in each other jurisdiction in which its business is conducted and has full power and authority, and all governmental licenses, authorizations, consents and approvals (including all necessary banking and foreign exchange licenses), to: (i) execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder (in each case, individually and/or as the Servicer) and (ii) own its properties and otherwise carry on its business (including the Diversified Payment Rights business) as it is now conducted, in each case except where any failure thereof is not reasonably likely, alone or in the aggregate, to have a Material Adverse Effect.

(b) Authorization; Governmental Approvals; Contravention. Its execution and delivery of the Transaction Documents to which it is a party, and its performance thereunder (including the Sale of the Purchased Diversified Payment Rights and Related Assets to the SPC) (in each case, individually and/or as the Servicer): (i) have been duly authorized by all necessary corporate action (including any necessary shareholder action), (ii) require no action by or in respect of, or filing with, any Governmental Authority, except such as have been taken or made on or before the Closing Date (or such Issuance Date), (iii) will not contravene any Applicable Law except to the extent that the failure to comply therewith is not reasonably likely to have a Material Adverse Effect, (iv) will not contravene or constitute a default under any Contractual Obligation, judgment, injunction, order or decree binding upon it or any of its properties except to the extent that such contravention or default is not reasonably likely to have a Material Adverse Effect and (v) will not result in the creation or imposition of any Lien on any of its properties or revenues.

(c) Enforceability. Each of the Transaction Documents to which it is a party (individually and/or as the Servicer) has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(d) Membership in SWIFT; Compliance with Law. It (i) is a member in good standing in SWIFT and (ii) is in compliance with all Applicable Laws and Contractual Obligations except to the extent that the failure to comply therewith is not reasonably likely to have a Material Adverse Effect.

(e) No Early Amortization Event. There exists (i) no Default or Early Amortization Event and (ii) no event the existence of which would be a Default or Early Amortization Event with the expiration of any applicable grace period, the delivery of notice or both.

(f) Solvency. It is solvent, will not be rendered insolvent under Jamaican law by virtue of the transactions effected by the Transaction Documents, is not entering into the Transaction Documents with the actual intent to hinder, delay or defraud its present or future creditors, shareholders or the Investors and is receiving reasonably equivalent value for the Sale of the Purchased Diversified Payment Rights and Related Assets, and hence such entry into the Transaction Documents does not constitute a fraudulent conveyance.

(g) No Material Litigation. There is no litigation, arbitration, tax or labor claim or other similar action or proceeding of or before any arbitrator or Governmental Authority pending or (to its knowledge) threatened against it or any of its properties or revenues that individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

(h) Financial Statements. Its Financial Statements most recently delivered in accordance with Section 4.14 are complete and correct in all material respects and fairly present its financial condition on the dates and for the periods involved (subject, with respect to quarterly periods, to normal year-end adjustments), and have been prepared in accordance with IFRS, which have been consistently applied.

(i) Material Adverse Change. From December 31, 2005 (i.e., the date of the most recent available Financial Statements prior to the Closing Date) until the Closing Date (or applicable Issuance Date), there has not been any material adverse change in, or any development that individually or in the aggregate is reasonably likely to have a Material Adverse Effect, except as disclosed in the final version of the offering circular prepared and distributed by the Bank in connection with the issuance of the Series 2006-1 Notes (or, with respect to any issuance of an Additional Series, in the relevant offering documents).

(j) Tax Returns. It has filed all tax returns and reports that are required by Applicable Law to have been filed and has paid all Taxes thereby shown to be owing, in each case except for any Taxes that are immaterial, are not yet due or are being contested in good faith and are appropriately reserved for in accordance with IFRS.

(k) Not an Investment Company. It is not an “investment company” or a company directly or indirectly controlled by an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

(l) Sovereign Immunity. It: (i) is subject to civil and commercial law with respect to its obligations (individually and/or as the Servicer) under the Transaction Documents to which it is a party, and its execution, delivery and performance thereof and thereunder constitute private and commercial acts rather than public or governmental acts, (ii) is not entitled to any sovereign or other immunity from the jurisdiction of any court or from any action, suit or proceeding, or from set-off or service of process in connection therewith, and none of its properties, assets or revenues is immune from attachment (before or after judgment) or execution, and (iii) has made in the Transaction Documents to which it is a party a valid waiver of any right it may have to sovereign immunity.

(m) Taxes upon Execution of Transaction Documents. Except as set forth in subclauses (i) and (ii) below, none of the execution, delivery or performance of the Transaction Documents, including the making of payments thereunder, or the enforcement thereof is subject to any registration or transfer tax, stamp duty, recordation tax or similar levy imposed by or within the United States, Jamaica or the Cayman Islands or any political subdivision or taxing authority thereof or therein other than those that have been paid on or before the Closing Date or applicable Issuance Date. Payments to be made by the Designated Depositary Banks will not be subject to taxation in Jamaica, the Cayman Islands or the United States.

(i) Under Cayman Islands law in effect on the date hereof, to ensure the enforceability or admissibility in evidence of the Transaction Documents in the Cayman Islands it is not necessary that the Transaction Documents or any other document be filed or recorded or that any tax, duty, fee or other charge including any registration or transfer tax, mortgage recordation tax or similar levy, imposed by the Cayman Islands or any political subdivision or taxing authority thereof, be paid other than a nominal stamp duty in the event that any of the Transaction Documents are executed in or otherwise brought into the Cayman Islands.

(ii) Under Jamaican law in effect on the date hereof, there are no Jamaican taxes payable on or by virtue of the execution and delivery of the Transaction Documents except for: (a) income tax upon the Bank and payable by the Bank (if any), (b) withholding tax payable by the Bank in respect of any fees paid by the Bank equal to 25% of the amount of fees paid if the payee is an individual, and 33.3% if the payee is a non-individual, and (c) stamp duty levied pursuant to the Stamp Duty Act (not to exceed J$500 (US$7.74) for each of the Transaction Documents except for the Deed of Assignment, which would require payment of an ad valorem stamp duty as an “assignment” at the rate of 5.5% of the total amount of consideration paid for the purchase of the Purchased Diversified Payment Rights) if such Transaction Document(s) is/are executed in Jamaica, or if any such executed original Transaction Document(s) is/are brought to or produced before a court in Jamaica, in which event the document or documents so executed in Jamaica or brought to Jamaica would be liable to bear stamp duty at the appropriate rate.

(n) Margin Compliance. No part of the proceeds of the Sale of the Purchased Diversified Payment Rights and Related Assets will be used by the Bank, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulations T, U and X of the Board of Governors of the United States Federal Reserve System of the United States.

(o) Location of the Bank. The Bank’s chief executive office is in Jamaica. As of the Closing Date, the Bank has no branches or agencies in the United States.

SECTION 3.2 Representations and Warranties of the Bank Relating to the Purchased Diversified Payment Rights. The Bank hereby represents and warrants, on the Closing Date and on each Issuance Date, that:

(a) Transferability of Purchased Diversified Payment Rights. Immediately prior to the Sale of the Purchased Diversified Payment Rights and Related Assets under this Agreement and the Deed of Assignment, the Bank will own each Purchased Diversified Payment Right and all of the Collections in respect thereof free and clear of any Lien and no other Person has any right or interest therein (whether existing on the Closing Date or thereafter generated). Each Purchased Diversified Payment Right is freely transferable, and thus the Sale of the Purchased Diversified Payment Rights to the SPC pursuant to this Agreement and the Deed of Assignment constitutes a valid Sale thereof under Jamaican law. Furthermore, the Sale of each Purchased Diversified Payment Right does not contravene any Applicable Law, including the Prohibited Nations Acts (including by causing any interested U.S. Person to be in violation of the Prohibited Nations Acts),

(b) Good Title; No Liens. Immediately upon the Sale to the SPC of the Purchased Diversified Payment Rights (whether existing on the Closing Date or thereafter generated), the SPC will have good title thereto, free and clear of any Liens (other than any Liens created pursuant to the Transaction Documents). To the best of the Bank’s knowledge, no right of setoff, rescission, counterclaim or defense has been asserted with respect to any Purchased Diversified Payment Right by any Designated Depositary Bank and no contractual basis for the same exists (except with respect to amounts deposited into any Concentration Account in error and a Designated Depositary Bank’s right to deduct from any Collections any unpaid wire or other administrative charges relating thereto).

(c) Sale of Purchased Diversified Payment Rights and Related Assets. (i) The Sale of the Purchased Diversified Payment Rights and Related Assets by the Bank to the SPC on the Closing Date constitutes a valid transfer of ownership of the Purchased

Diversified Payment Rights and Related Assets to the SPC free and clear of any Liens of any Person, (ii) the Purchased Diversified Payment Rights and Related Assets, whether existing on the Closing Date or thereafter generated through and including the Sale Termination Date, do not and will not constitute the Bank’s assets and will not be available to pay any of its third party creditors, (iii) the Sale of the Purchased Diversified Payment Rights and Related Assets to the SPC will not be capable of being set aside by the Bank, any of its creditors (including any liquidator, trustee, receiver or similar official with respect to the Bank) or any other Person, (iv) no consent of, notice to, or filing with any Governmental Authority or other Person is required in connection with the Sale of the Purchased Diversified Payment Rights and Related Assets or to protect the SPC’s right, title and interest in the Purchased Diversified Payment Rights and Related Assets against the Bank, except such as have been received, delivered or filed on or before the Closing Date, and (v) after the Sale of the Purchased Diversified Payment Rights and Related Assets, the Bank will not have any rights to effect any set-offs against any Collections for any amounts owed to it or any of its Affiliates by any Designated Depositary Bank, DPR Payor, DPR Payee or other Person.

(d) Purchased Diversified Payment Rights. Each Diversified Payment Right identified as a Purchased Diversified Payment Right by the Servicer in any Servicing Report or any other document satisfied the requirements of a Purchased Diversified Payment Right.

(e) No Further Action Required. Upon execution and delivery of this Agreement and the Deed of Assignment, no further action (including notice to or filing with any Governmental Authority or agency) will be required to effectuate the Sale of the Purchased Diversified Payment Rights and Related Assets (whether existing on the Closing Date or thereafter generated) to the SPC.

(f) UCC. The Purchased Diversified Payment Rights are not, and will not be evidenced by, any “instrument” (as such term is defined in Article 9 of the UCC of New York), and the Bank shall not take, suffer or omit to take any action that would cause any Purchased Diversified Payment Right to be, or be evidenced by, any such “instrument” (should any such “instruments” exist, the Bank shall either promptly deliver such “instruments” to the Indenture Trustee or deposit into a Concentration Account or the Collateral Account an amount of cash equal to the amount of the Purchased Diversified Payment Rights evidenced by those “instruments”).

(g) Acknowledgments. Each Acknowledgment (i) constitutes, to the best of the Bank’s knowledge and subject to the power and authority of and the due authorization, execution and delivery thereof by the related Designated Depositary Bank, the legal, valid and binding obligation of such Designated Depositary Bank enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and no other action by the Bank is necessary in order to obligate each Designated Depositary Bank to make payments in the manner set forth in the related Acknowledgment, and (ii) is revocable or alterable by the Bank or the SPC only with the written consent of the Indenture Trustee.

SECTION 3.3 Representations and Warranties of the SPC. The SPC hereby represents to the Bank that its representations in Sections 6.1(a), (b) and (c) of the Indenture are true and correct on the Closing Date and each such representation is hereby incorporated by reference.

SECTION 3.4 UCC Representations. As of the Closing Date, each of the Bank and the SPC hereby represents, with respect to itself, that: (a) it has not used any trade names, assumed names or prior corporate names within the last five years, (b) it has not changed its corporate structure or jurisdiction of organization within the last five years (with respect to the Bank, it has been a commercial bank and has been organized under Jamaican law throughout the past five years), (c) with respect to the SPC only, it has not, at any time, maintained any place of business except in the Cayman Islands, (d) with respect to the Bank only, its chief executive office, as that term is defined in the UCC, is in Jamaica, (e) it has not transferred to, domesticated in or continued in the United States or any State therein, (f) with respect to the Bank only, the law of Jamaica does not require that information concerning the existence of a non-possessory security interest in the Purchased Diversified Payment Rights and Related Assets be made generally available in a filing, recording or registration system as a condition or result of the security interest’s obtaining priority over the rights of a lien creditor with respect to the property covered thereby (it being understood that the Bank has Sold the Purchased Diversified Payment Rights and Related Assets and such Sale is evidenced by the Deed of Assignment), and (g) with respect to the SPC only, the law of the Cayman Islands does not require that information concerning the existence of a non-possessory security interest in any of the Collateral be made generally available in a filing, recording or registration system as a condition or result of the security interest’s obtaining priority over the rights of a lien creditor with respect to the property covered thereby.

ARTICLE IV

COVENANTS OF THE BANK

The Bank hereby agrees until the Sale Termination Date as follows:

SECTION 4.1 No Transfers of Purchased Diversified Payment Rights, Related Assets or Originator Note. The Bank shall not: (a) purport to sell, assign, transfer or otherwise dispose of (including any sale, assignment, transfer or disposition to any Affiliate) any of the Purchased Diversified Payment Rights or Related Assets, except to the SPC pursuant to the Transaction Documents, (b) create, incur or suffer to exist any Lien on the Purchased Diversified Payment Rights or Related Assets, other than Liens granted under the Transaction Documents and Liens for taxes, assessments and other governmental charges payable by the SPC but that are not yet due, or (c) sell, assign, transfer or otherwise dispose of, or create, incur or suffer to exist any Lien (other than Liens for taxes, assessments and other governmental charges payable by the Bank but that are not yet due) on, the Originator Note; it being understood that any such sale, assignment, transfer, other disposal or Lien (or purported sale, assignment, transfer, other disposal or Lien) shall be null and void ab initio.

SECTION 4.2 Further Action. The Bank shall: (a) make all necessary changes to its computer systems to reflect that the Purchased Diversified Payment Rights and Related Assets have been sold to the SPC, (b) prepare its financial statements in a manner consistent with the fact that the Purchased Diversified Payment Rights and Related Assets have been sold to the SPC and (c) take such further actions, at its expense, as the SPC or the Indenture Trustee may reasonably request to protect the SPC’s and/or the Indenture Trustee’s interest in the Purchased Diversified Payment Rights and Related Assets.

SECTION 4.3 Payment to MT Beneficiaries and Remittance Beneficiaries. The Bank shall (i) make (or make available) the appropriate payment relating to each Remittance Payment and each MT Payment to the applicable DPR Payee within the framework of its customary business practice (and, in each case, in accordance with any Applicable Law).

SECTION 4.4 Instructions to Designated Depositary Banks. The Bank shall, other than with respect to Purchased Diversified Payment Rights the payments with respect to which the Bank is unable to direct to a Designated Depositary Bank, irrevocably instruct each Depositary Bank to make the relevant payment under any Purchased Diversified Payment Right to a Concentration Account maintained at one of the Designated Depositary Banks.

SECTION 4.5 Collections; Enforceable Acknowledgements. The Bank shall (a) sign Enforceable Acknowledgments and open Concentration Accounts by the Closing Date with Designated Depositary Banks having received at least 70% of Collections and in each case over the twelve (12) consecutive calendar months immediately preceding the Closing Date (assuming the Transaction Documents had been in effect during such twelve (12) month period) and (b) use its best efforts to sign Enforceable Acknowledgments with, and cause Concentration Accounts to be opened with, additional Depositary Banks after the Closing Date; provided that if (at any time after the completion of the third Quarterly Period after the Closing Date) any Depositary Bank (including all branches thereof) that does not have an Enforceable Acknowledgment in effect shall have received at least 10% of the aggregate Collections received during the preceding two consecutive Quarterly Periods, then the Bank shall, by the end of the Quarterly Period after such two consecutive Quarterly Periods, either (1) terminate its relationship with such Depositary Bank and all branches thereof with respect to the processing of Diversified Payment Rights through such Depositary bank and its branches or (2) obtain a signed Enforceable Acknowledgment from such Depositary Bank with respect to the applicable account(s) as provided in each of the following:

(i) if such Depositary Bank has only one office receiving or making payments in respect of Purchased Diversified Payment Rights, then such Depositary Bank will enter into an Enforceable Acknowledgment with respect to all applicable accounts at such Depositary Bank, or

(ii) if such Depositary Bank has more than one branch receiving or making payments in respect of Purchased Diversified Payment Rights, then such Depositary Bank will enter into an Enforceable Acknowledgment with respect to: (A) all applicable accounts at each such branch that represent at least 5% of all Collections received by such Depositary Bank (including all of its branches) during such period and (B) all applicable accounts at such other branches that, with the accounts already subject to an Enforceable Acknowledgment (including pursuant to subclause (A)), represent at least a majority of all Collections received during such period by such Depositary Bank (including all branches thereof).

SECTION 4.6 Compliance with Laws. The Bank shall comply at all times in all respects with all Applicable Laws applicable to or in any way affecting the generation and/or servicing of the Purchased Diversified Payment Rights or its commercial banking business; provided that the failure to comply therewith shall not be a Default to the extent that such non-compliance is not reasonably likely to have a Material Adverse Effect.

SECTION 4.7 Mergers, Consolidations, Asset Sales. The Bank (a) shall preserve and maintain its corporate existence, (b) shall preserve and maintain all of its rights, franchises and privileges in the jurisdictions of its incorporation and operations necessary for (i) the continued generation of Purchased Diversified Payment Rights, (ii) the performance of its obligations under the Transaction Documents and (iii) the normal conduct of its business and (c) shall not consolidate with or merge into any other Person (if the Bank is not the surviving entity) or convey, transfer or lease all or substantially all of its assets as an entirety, whether in a single transaction or a series of related transactions, to any other Person unless (with respect to this subclause (c)):

(i) the entity formed by such consolidation or into which the Bank is merged, or the Person that acquires by conveyance, transfer or lease all or substantially all of its assets as an entirety, is organized and existing under the laws of any country with a long-term unsecured foreign currency debt rating from each Rating Agency at least as high as that of Jamaica on such date and: (A) assumes all of the Bank’s operations relating to the Diversified Payment Rights business, (B) confirms in writing that it assumes all of the obligations of the Bank (both individually and as the Servicer) under the Transaction Documents and (C)

delivers to the Indenture Trustee an opinion of counsel in form and substance satisfactory to the Indenture Trustee to the effect that: (1) such assumption is sufficient for each such agreement to constitute a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), (2) following such assumption, the SPC will continue to have absolute ownership of all right, title and interest in the Purchased Diversified Payment Rights and (3) such assumption will not have a material adverse tax consequence on any Investor or any Enhancer,

(ii) upon the effectiveness of such event, the entity formed by such consolidation or into which the Bank is merged, or the Person that acquires by conveyance, transfer or lease all or substantially all of its assets as an entirety, would not be in violation or breach of any of its covenants, agreements, representations or warranties in the Transaction Documents (both individually and as the Servicer),

(iii) such change in ownership structure will not result in an Early Amortization Event or Default with respect to any Series of Senior Notes, and

(iv) each Rating Agency shall have notified the Indenture Trustee in writing that such transaction will not result in such Rating Agency withdrawing or reducing its ratings (without consideration of any applicable Enhancement) on any Series of Senior Notes below “BBB-” or “Baa3”, as applicable, or its equivalent.

SECTION 4.8 Books and Records. The Bank shall (and shall cause each of its Subsidiaries, branches and other offices to) maintain books and records in accordance with IFRS or, in the case of any such Subsidiary (or branch or other office) organized under the laws of or located in (or otherwise subject to the accounting laws of) a jurisdiction outside Jamaica, generally accepted accounting principles applied in such jurisdiction.

SECTION 4.9 Maintenance of Properties. The Bank shall cause all of its properties used in or useful for the conduct of its business or the business of any of its Subsidiaries to be maintained in good repair, and will cause to be made any repairs, replacements and/or improvements thereto as may be necessary for the Bank and its Subsidiaries to conduct their business (including the Diversified Payment Rights business).

SECTION 4.10 Insurance. The Bank shall maintain, with insurance companies reasonably believed by it to be financially sound, insurance covering such risks as are usually insured against by companies engaged in similar businesses.

SECTION 4.11 Notice of Certain Events. The Bank shall promptly (and in any event within five Business Days) provide the SPC, the Indenture Trustee (for delivery to each Noteholder), each Rating Agency then rating any outstanding Series of Notes and each Enhancer: (a) notification of an Early Amortization Event or Default or an event that would be an Early Amortization Event or Default with the expiration of any applicable grace period, the delivery of notice or both, (b) if one or more of the events described in clause (a) have actually occurred (including events that have since been cured), notice specifying all such events and what actions have been taken and/or will be taken with respect to such events, (c) details of any litigation, arbitration or other similar action or proceeding pending or (to its knowledge) threatened against the Bank that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, (d) notice of any Lien asserted or claim made against any Purchased Diversified Payment Right or Related Assets (other than under the Transaction Documents) of which it obtains knowledge and (e) notice of its opening of any new correspondent banking account into which Collections in respect of Purchased Diversified Payment Rights may be deposited.

SECTION 4.12 Monitoring Fees of Rating Agencies. The Bank shall (a) pay any monitoring fees of the Rating Agencies rating each Series and (b) at its own expense, provide each Rating Agency with such reports, records and documents as each shall reasonably request to monitor or affirm the ratings assigned by it to each Series (determined without giving consideration to any applicable Enhancement(s)); it being understood that neither the Bank nor the SPC shall request that any Rating Agency withdraw its rating(s) on any Series without the consent of the Controlling Party for such Series.

SECTION 4.13 Audit. (a) At any time during the existence of any Early Amortization Event or a Default, the Bank shall (at the Bank’s cost and expense) permit: (i) the SPC (or the Servicer on its behalf), (ii) the Indenture Trustee, (iii) any Rating Agency rating any Series and (iv) any Enhancer (in each case, or their respective agents) to conduct an audit of the Bank’s books, records and systems relating to the Diversified Payment Rights.

(b) If no Early Amortization Event or Default exists, at any time during normal business hours, upon at least five days’ prior written notice, the Bank shall (no more than twice per calendar year at any location and at the cost and expense of the Person(s) conducting such audit) permit the SPC, the Indenture Trustee and the Enhancer of any Series (in each case, or their respective agents) to conduct an audit of the Bank’s books, records and systems relating to the Diversified Payment Rights.

(c) Any Persons conducting any audits pursuant to clause (a) or (b) shall reasonably endeavor to coordinate such audits, which shall be performed during the Bank’s normal business hours. Any such audits shall be done in compliance with Applicable Law, including any banking secrecy laws applicable to the Bank and its information.

SECTION 4.14 Financial Statements. (a) The Bank shall provide to the SPC, the Indenture Trustee (for delivery to each Noteholder), each Enhancer (if any) and each Rating Agency, in English or accompanied by a certified English translation thereof: (i) within 60 days after the end of each fiscal quarter (other than the fourth quarter of a fiscal year), unaudited and unconsolidated Financial Statements, (ii) within 120 days after the end of each fiscal year, audited and consolidated Financial Statements and (iii) such other financial data of the type ordinarily provided by Jamaican financial institutions as the Indenture Trustee, any Enhancer and/or any Rating Agency may reasonably request.

SECTION 4.15 Compliance Certificate. The Bank, together with each of the Financial Statements delivered in accordance with clause Section 4.14, shall provide an Officer’s Certificate substantially in the form of Exhibit D: (i) stating that it is in compliance with all of its covenants under the Transaction Documents (or, if not, specifying the relevant facts and what actions have been taken and will be taken with respect thereto) and (ii) including such other information as the Indenture Trustee, any Enhancer and/or any Rating Agency may reasonably request.

SECTION 4.16 Rule 144A Information. The Bank shall, during any period in which it is neither subject to Section 13 or 15(d) under the Exchange Act nor exempt from reporting under the Exchange Act pursuant to Rule 12g3-2(b) thereunder, make available to any Investor, or to a prospective Investor who is a QIB, in connection with any sale of a Note or Certificate (or interest therein), in each case at such Investor’s or potential Investor’s written request to the Bank, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

SECTION 4.17 Capital Ratio. The Bank shall at all times maintain a risk-based capital ratio, determined in accordance with the risk asset management guidelines published from time to time by the Central Bank, of at least 10% or such higher percentage as may be required from time to time by the Central Bank.

SECTION 4.18 UCC Filings. The Bank shall file in the appropriate jurisdictions all UCC financing statements, and any continuation statements with respect thereto, necessary in order to reflect the sale of the Purchased Diversified Payment Rights and Related Assets to the SPC, shall promptly provide the SPC, each Enhancer (if any), the Indenture Trustee and any Trustee with confirmation of all such filings and shall file such other UCC financing statements and any continuation statements as the SPC, any Enhancer, the Indenture Trustee or any Trustee may reasonably request.

SECTION 4.19 Cooperation with Servicer. If the Bank is not the Servicer, it will cooperate with the Servicer.

SECTION 4.20 Change in Business. The Bank shall not take any action to reduce or terminate, or sell, assign or otherwise dispose of, its Diversified Payment Rights business (including by transferring all or any material portion of such business to any of its subsidiaries or other affiliates), whether in a single transaction or a series of related transactions, or make any other change in such business; it being understood that administrative and operational matters relating to the Bank’s Diversified Payment Rights business may, as permitted in the Servicing Agreement, be handled by third parties (including the Bank’s subsidiaries and other affiliates).

SECTION 4.21 No Impairment. The Bank shall not take any action that would impair in any respect the rights and interests of the SPC, the Indenture Trustee, any Investor and/or any Enhancer (including to cause, directly or indirectly, or to knowingly allow, if it could stop or prevent by taking commercially reasonable action, any payment that would otherwise be a Purchased Diversified Payment Right not to meet the requirements therefor) and will continue in all respects to service and administer its Diversified Payment Rights business as in effect on the Closing Date.

SECTION 4.22 Deposit of Payments. The Bank shall cause all Remittance Payors to deposit all Remittance Payments in a Concentration Account.

SECTION 4.23 Separation from SPC. The Bank shall do or cause to be done all things necessary to maintain its legal existence separate from that of the SPC; provided that the Bank may from time to time submit requests and/or reminders to the SPC to comply with its obligations under the Transaction Documents.

SECTION 4.24 Taxes; Payments of Additional Amounts. (a) All payments to be made in respect of this Agreement, any Series or otherwise under the Transaction Documents are to be made free and clear of, and without any deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed, levied, collected, withheld or assessed by (or on behalf of) any taxing authority unless such Taxes are required by any such taxing authority to be withheld or deducted. As consideration for the SPC’s agreement to purchase the Purchased Diversified Payment Rights and Related Assets, if any such Taxes are required by Applicable Law to be deducted or withheld, the Bank, subject to the exceptions described herein, shall pay to the Indenture Trustee (for the benefit of the applicable recipient(s) of such payment) such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts received by the applicable recipient(s) of such payments after such deduction or withholding shall equal the respective amounts that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld. Notwithstanding the preceding sentences, no such Additional Amounts shall be payable with respect to any payment under the Transaction Documents:

(i) in the case of any Tax assessed or imposed by any taxing authority of any jurisdiction to the extent that such Tax would not have been assessed or imposed but for a connection between the applicable recipient of such payment and such jurisdiction other than its participation in the transactions effected by the Transaction Documents and the receipt of payments thereunder,

(ii) for any estate, inheritance, gift, personal property, sales, transfer or other similar Tax imposed with respect to the Notes or any Certificates,

(iii) to the extent that any such Taxes would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent: (A) such compliance is required by Applicable Law (evidenced by an opinion of counsel of recognized standing, which may be counsel to the Bank or the SPC) or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes (including Internal Revenue Service Forms W-8BEN, W-8IMY, W-8ECI, W-8EXP and W-9 or any successor form, as applicable), and (B) at least 30 days before the first Payment Date with respect to which the Bank shall apply this clause (iii), the Bank shall have notified such recipient in writing that such recipient will be required to comply with such requirement,

(iv) to the extent of any Tax imposed by reason of the recipient’s past or present status as a non-United States private foundation or other non-United States tax-exempt organization, or

(v) due to any combination of the circumstances described in clauses (i) through (iv),

nor shall any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that such payment would be required to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

(b) Notwithstanding the foregoing, the limitations on the obligation of the Bank to pay Additional Amounts as set forth in clause (a)(iii) shall not apply if a certification, identification, information, documentation or other reporting requirement described in such clause would be materially more onerous (in form, in procedure or in the substance of information disclosed) to any applicable recipient than comparable information or other reporting requirements imposed under United States tax law, regulation and administrative practice (such as Internal Revenue Service Forms W-8BEN, W-8IMY, W-8ECI, W-8EXP and W-9 or any successor form). In addition, compliance with any such requirements under such clause shall not require disclosure to the Bank, the SPC, the Indenture Trustee, any Trustee or any Governmental Authority of the nationality, residence or identity of any recipient that is not eligible for any exemption from, or reduction in the rate of, deduction or withholding of such Taxes, as evidenced by a certification, or by other documentary evidence, by a custodian, nominee or agent of such recipient to the effect that such recipient is not eligible for any exemption from, or reduction in the rate of, deduction or withholding of such Taxes; provided that payment by such custodian, nominee or agent to such recipient is not otherwise subject to any such requirement.

(c) Upon request, the Bank shall provide the Indenture Trustee and any Trustee with documentation reasonably satisfactory to it/them evidencing the payment of Taxes in respect of which the Bank has paid any Additional Amounts. Copies of such documentation shall be made available to the applicable recipients upon written request therefor to the Indenture Trustee pursuant to Section 10.16 of the Indenture or such Trustee pursuant to the related Trust Agreement.

(d) The Bank:

(i) at least ten Business Days before the first Payment Date on which any Taxes described in this Section (the “Relevant Withholding Taxes”) shall be required to be deducted or withheld on any payment under the Transaction Documents (and at least ten Business Days before each succeeding Payment Date if there has been any change with respect to such matters), shall deliver to the Indenture Trustee and any Trustee an Officer’s Certificate: (A) specifying the amount (if any) required to be so deducted or withheld and the Additional Amounts (if any) due in connection with such payment and (B) certifying that the Bank will pay such deduction or withholding on or before the due date thereof,

(ii) on or before the due date for the payment thereof, shall pay any such Relevant Withholding Taxes, together with any penalties or interest applicable thereto,

(iii) upon request, after paying such Relevant Withholding Taxes, shall deliver to the Indenture Trustee or any Trustee evidence of such payment and of the remittance thereof to the relevant taxing or other authority, and

(iv) shall pay any Additional Amounts due on any Payment Date to the Indenture Trustee in accordance with this Section and Section 2.6 of the Indenture.

(e) The Bank hereby covenants to indemnify and to hold the SPC, the Indenture Trustee, the Enhancers (if any) and the Trustees (if any) harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on such Person’s part arising out of or in connection with any action taken or omitted by any of them in reliance upon any Officer’s Certificate furnished pursuant to this Section or the failure of the Indenture Trustee or any Trustee for any reason (other than its own gross negligence or willful misconduct) to receive on a timely basis any such Officer’s Certificate or any information or documentation reasonably requested by it or otherwise required by Applicable Law to be obtained, furnished or filed in respect of such Relevant Withholding Taxes. The Bank shall make available to any recipient requesting the same evidence that the Relevant Withholding Taxes have been paid with respect to payments made to such recipient.

(f) Any Officer’s Certificate required by this Section to be provided to the Indenture Trustee and any Trustee shall be deemed to be duly provided if sent by facsimile to such Person in accordance with Section 8.9.

(g) The Bank’s obligation to pay Additional Amounts pursuant to this Section shall survive the Sale Termination Date and the sale or transfer of the Notes or Certificates (or beneficial interests therein) by any Investor. If the Bank should fail to pay Additional Amounts in full in accordance with the provisions hereof, then the applicable recipient(s), the SPC, any Trustee and the Indenture Trustee shall have a direct cause of action against the Bank to collect such shortfall Additional Amounts.

SECTION 4.25 Use of Proceeds. The Bank shall use the proceeds of the Sale of the Diversified Payment Rights and Related Assets for general corporate purposes (including paying any underwriting discounts and commissions and other expenses related to the offering of any Series); provided that no such proceeds from the Additional Payments shall be used to make loans or otherwise provide funds (directly or, to the Bank’s knowledge, indirectly) to countries (or any person or entity of such countries or any other person or entity) contrary to the Prohibited Nations Acts.

SECTION 4.26 Make-Whole Premium. With respect to any pre-payment of the Series Balance of any Series as a result of the occurrence of an Early Amortization Period with respect to such Series, on each Payment Date the Bank shall pay to the Indenture Trustee (for deposit into the applicable Series Account) any applicable Make-Whole Premium (calculated as of such Payment Date) with respect to the amount of such Series Balance so prepaid on such Payment Date.

SECTION 4.27 The Bank’s Indemnity of the Indenture Trustee. If the SPC fails to indemnify and/or compensate the Indenture Trustee (and each of its agents, custodians and other Persons duly employed thereby) under the applicable provisions of the Indenture (whether because the amount of Collections available to be applied for that purpose is inadequate or otherwise), then the Bank, on behalf of the SPC, hereby agrees to be bound by the provisions of Section 10.6 of the Indenture as if references therein to the SPC were references to the Bank, but without regard to Section 10.6(d) of the Indenture. The Indenture Trustee (and each of its agents, custodians and other Persons duly employed thereby) is a third party beneficiary of this Section and may enforce this Section against the Bank as if it were a party hereto. The Bank’s obligations pursuant to this Section shall survive the Sale Termination Date. For the purpose of clarification, the Indenture Trustee need not demand payment from the SPC for any such indemnification and/or compensation or otherwise compel the SPC’s performance of its obligation to make any such payments prior to proceeding against the Bank under this Section.

SECTION 4.28 Collections to be Held in Trust. The Bank shall hold in trust any Collections that it receives (for any reason whatsoever) in respect of Purchased Diversified Payment Rights in the manner described in Section 2.1(e).

SECTION 4.29 Servicing of Unrelated Diversified Payment Rights. The Bank shall not (and shall not permit any of its Subsidiaries to) service any Dollar-denominated payment orders or payment rights related thereto owned by any other Person (including any of its Affiliates) unless: (a) such servicing and the related transactions comply with all Applicable Laws and all necessary approvals from Governmental Authorities shall have been obtained to ensure such compliance (including, to the extent applicable, compliance with any laws relating to the Prohibited Nations Acts), (b) the Bank (and such Subsidiaries) shall have put in place sufficient servicing procedures to ensure either that: (i) the books and records and deposit accounts relating to such payment rights shall at all times be distinct from (and not confused with) the books and records for the Diversified Payment Rights or (ii) if the same books and records, that such books and records and deposit accounts clearly distinguish between the Diversified Payment Rights and such other payment rights, and (c) the payors of all such payment rights shall not make payments thereunder to an account in the name of the Bank except either: (i) in its capacity as a servicer on behalf of such other Person or (ii) to an account of the Bank in jurisdictions other than the United States. For the purpose of clarification, the Bank’s Subsidiaries that are banks may engage in the diversified payment rights business on their own behalf (including securitizing their rights related thereto) so long as they are in compliance with clauses (a), (b) and (c).

ARTICLE V

OPTIONAL REDEMPTION OF SERIES

SECTION 5.1 Optional Redemption. (a) Subject to any limitations contained in the Indenture and the applicable Indenture Supplement(s) with respect to any Series, the Bank or its designee may, by delivery of the notice required in Section 5.3 and by payment in immediately available funds (by delivering such amount to the Indenture Trustee for deposit into the applicable Series Account(s)) to the SPC of the Repurchase Price for all of the Note(s) (or portion(s) thereof) that it wishes to have redeemed, require that the SPC redeem, in whole or in part, any Series of Notes.

(b) In accordance with Article V of the Indenture, upon receipt by the Indenture Trustee (pursuant to the preceding paragraph) of the Repurchase Price for a full redemption of a Series, the Indenture Trustee will remove any other amounts then on deposit in the Series Account for such Series and will allocate such amounts (as if they were new Collections deposited into the Collateral Account) according to Section 4.2 of the Indenture (including delivery of any excess amounts to the Bank as a payment under the Originator Note, if applicable).

SECTION 5.2 Tax Repurchase. (a) Subject to any limitations contained in the Indenture and the applicable Indenture Supplement(s) with respect to any Series, the Bank or its designee may, by delivery of the notice required in Section 5.3 and by payment in immediately available funds (by delivering such amount to the Indenture Trustee for deposit into the applicable Series Account(s)) to the SPC of the Repurchase Price for all (but not a portion) of the Notes of a Series with respect to which a Tax Event has occurred, require that the SPC redeem all (but not a portion) of such Notes on any Payment Date within 120 days of a Tax Event with respect to such Series.

(b) In accordance with Article V of the Indenture, upon receipt by the Indenture Trustee (pursuant to the preceding paragraph) of the Repurchase Price for a full redemption of all of the Notes of the affected Series, the Indenture Trustee will remove any other amounts then on deposit in the Series Accounts corresponding to such Notes and will allocate such amounts (as if they were new Collections deposited into the Collateral Account) according to Section 4.2 of the Indenture (including delivery of any excess amounts to the Bank as a payment under the Originator Note, if applicable).

SECTION 5.3 Notice. The Bank or its designee shall give the SPC, each registered Noteholder, the Indenture Trustee and each Enhancer, if any, of the Series to be redeemed an irrevocable written notice of its request that the SPC redeem any Note(s) (or any portion(s) thereof) pursuant to Section 5.1 or 5.2 not less than 30 days before the proposed Redemption Date relating thereto. Upon the giving of such notice, the Bank shall become obligated to pay the applicable Repurchase Price on the Redemption Date specified in such notice and, upon the Indenture Trustee’s receipt of such payment, each identified Note (and any related Certificates) (or, if less than full redemption, the indicated amount thereof) shall become due and payable on such Redemption Date.

SECTION 5.4 Payment of Repurchase Price. If, on the fifth Business Day before a Redemption Date designated by the Bank (or its designee) pursuant to Section 5.1 or 5.2 for the redemption by the SPC of any Note(s) (or any portion(s) thereof), amounts in the Series Account(s) applicable to such Note(s), together with amounts available from any applicable Reserve Account and from the Coverage Reserve Account (if funded) or otherwise (but excluding any Enhancement(s) relating to such Series), are insufficient to pay the Repurchase Price in full on such Redemption Date, then upon notice of such fact by the SPC (or by the Indenture Trustee on its behalf) and of the amount of such shortfall, the Bank shall, on or before the Business Day preceding such Redemption Date, make a payment to the SPC equal to such shortfall by delivering such amount in immediately available funds to the Indenture Trustee for deposit into the applicable Series Account(s). If the Bank should fail to deposit such shortfall in full in accordance with the provisions hereof, then the SPC and the Indenture Trustee shall have a direct cause of action against the Bank to collect such shortfall for the benefit of the Persons entitled to such payments and shall be entitled to use any legally available remedies in connection therewith.

SECTION 5.5 Optional Redemptions during the Existence of an Early Amortization Period. Notwithstanding any other provisions of this Article V, if an Early Amortization Period with respect to any Series shall exist and be continuing, the Bank may only require the SPC to redeem, in whole or in part, the Notes of any Series if the SPC simultaneously makes a pro rata redemption of the Notes of each other Series then outstanding.

ARTICLE VI

DEFAULTS

SECTION 6.1 Mandatory Redemption. (a) In accordance with Article V of the Indenture, upon the occurrence of any Default, the Indenture Trustee (if so instructed by the Controlling Party of any Series), by notice then given in writing to the SPC, each Enhancer (if any), each Rating Agency and the Bank, will declare such Series immediately due and payable and require the SPC immediately to request the payment of the Repurchase Price corresponding to such Series from the Bank (on behalf of the SPC); provided that any Default under Section 6.2(a) shall automatically result in each Series becoming immediately due and payable and shall be deemed to have resulted in a request from the SPC to the Bank for the payment of the Repurchase Price on behalf of the SPC corresponding to all outstanding Series. Upon a request (or deemed request) to the Bank for such payment, the Bank shall promptly (but in any event no more than one New York Business Day thereafter) transfer to the SPC in immediately available funds (by delivering such amount to the Indenture Trustee (on behalf of the SPC) for deposit into the applicable Series Account(s) for further allocation in accordance with the applicable Indenture Supplement) an amount equal to such Repurchase Price. If such amount is not transferred in full in accordance herewith, then the SPC and the Indenture Trustee shall have a direct cause of action against the Bank to collect such unpaid amount for the benefit of the Persons entitled to such payments and shall be entitled to use any legally available remedies in connection therewith.

(b) In accordance with Article V of the Indenture, upon receipt by the Indenture Trustee (pursuant to the preceding paragraph) of the Repurchase Price sufficient for a full redemption of a Series, the Indenture Trustee will remove any other amounts then on deposit in the Series Account for such Series and will allocate such amounts (as if they were new Collections deposited into the Collateral Account) according to Section 4.2 of the Indenture (including to deliver any excess amounts to the Bank as a payment under the Originator Note).

SECTION 6.2 Defaults. If any one of the following events shall occur (each, a “Default”), then the provisions of Section 6.1 shall apply:

(a) (i) the SPC, the Bank or any of the Bank’s Subsidiaries shall commence a voluntary case, proceeding or other action: (A) under any Applicable Law of any jurisdiction, domestic or foreign, now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, moratorium, reorganization, suspension of payments or relief of debtors seeking to have an order for relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent or seeking reorganization, suspension of payments, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, liquidator, custodian, conservator or other similar official of it or for all or any substantial part of its property or assets, (ii) an involuntary case, proceeding or other action of a nature referred to in subclause (i) shall be commenced against any such Person that: (A) shall result in the entry of an order for relief or any such adjudication or appointment or (B) shall remain undismissed, undischarged, unstayed or unbonded for a period of at least 60 days, (iii) an involuntary case, proceeding or other action shall be commenced against any such Person that seeks issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of such Person’s property or assets that shall result in the entry of an order for any such relief and shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, (iv) the Bank shall become subject to intervention proceedings or suspension of operations under any applicable bank regulatory or insolvency laws or rules of Jamaica or the United States or any other jurisdiction (in each case, including any political subdivision thereof), (v) any such Person shall admit in writing its inability to pay its debts as they become due or (vi) any such Person shall make a general assignment for the benefit of its creditors;

(b) there shall have been entered one or more final judgments, decrees or orders by a court or courts of competent jurisdiction from which no appeal may be taken for the payment of money in excess of US$15,000,000 (or its equivalent in any other currency or currencies) in the aggregate against the Bank or any of the Bank’s Subsidiaries or US$50,000 (or its equivalent in any other currency or currencies) in the aggregate against the SPC (in each case, to the extent not covered by insurance or not adequately reserved for, and excluding any judgment, decree or order in respect of any Notes or any Certificates) and 30 days shall have passed since the date of entry of any such judgment, decree or order without its having been satisfied or stayed;

(c) a Servicer Default (so long as the Bank or an Affiliate thereof is the Servicer) shall have occurred;

(d) the SPC, any Trust that is a Noteholder on behalf of Certificateholders or the Bank shall be or become subject to regulation as an “investment company” under the United States Investment Company Act of 1940, as amended; provided that any such event with respect to a Trust shall be a Default with respect to the applicable Series only;

(e) (i) there shall occur a default (as principal or guarantor or other surety) in the payment of any principal or premium or interest on any indebtedness for borrowed money (other than indebtedness with respect to any Notes or any Certificates) that is outstanding in the principal amount of at least US$15,000,000 (or its equivalent in any other currency or currencies) in the aggregate with respect to the Bank or any of the Bank’s Subsidiaries or US$50,000 (or its equivalent in any other currency or currencies) in the aggregate with respect to the SPC, and such default shall have continued for more than any applicable period of grace, or any other event shall occur or condition shall exist in respect of any such indebtedness for borrowed money, the effect of which is to cause, or to permit the holders thereof to cause, such indebtedness to become due and payable before its stated maturity or its regularly scheduled dates of payment, or (ii) a Default has occurred for any Series of Notes and, as a result, the Bank is required to pay the Repurchase Price for the Purchased Diversified Payment Rights on behalf of the SPC;

(f) any authorization, license, consent, registration or approval required in or by the laws of Jamaica, the Cayman Islands or the United States or the rules of the SWIFT system (including any successor or replacement thereof), as appropriate: (i) to enable the Bank lawfully to carry on a commercial banking business generally, and, in particular but without limitation, its foreign exchange business and to enter into and perform its obligations under the Transaction Documents (individually and/or as the Servicer), (ii) to enable the SPC to perform its obligations under the Transaction Documents or to exercise the rights expressed to be granted to the SPC in this Agreement and/or the Deed of Assignment or (iii) to ensure the legality, validity, enforceability or admissibility in evidence in Jamaica of this Agreement and/or the Deed of Assignment, shall cease to be in full force and effect in any respect (which failure shall continue unremedied for at least 30 days with respect to subclauses (i) and (ii));

(g) a Jamaican, U.S. or Cayman Islands Governmental Authority shall have taken any legislative, judicial or other action (including requiring a routing of Collections other than as required in the Transaction Documents) that interferes with the Transaction Documents or the transactions contemplated thereby, interferes with the Bank’s Diversified Payment Rights business or operations or a substantial part thereof and such interference is reasonably likely to have a Material Adverse Effect, and/or interferes with the SPC’s business or operations or a substantial part thereof and such interference is reasonably likely to have a Material Adverse Effect;

(h) a bank moratorium shall have been declared in Jamaica or any other action by the Jamaican government shall have occurred, in each case interfering with the Bank’s performance of its obligations under any Transaction Document (including affecting the Sale of the Purchased Diversified Payment Rights) in any manner that is reasonably likely to have a Material Adverse Effect;

(i) any litigation or administrative proceeding is instituted against the Bank or the SPC that individually or in the aggregate is reasonably likely to have a Material Adverse Effect;

(j) any Governmental Authority or agency shall condemn, seize, compulsorily purchase, nationalize or expropriate all or a substantial part of the assets, equity or business (including the Diversified Payment Rights business) of the Bank;

(k) any representation or warranty made by the Bank or the SPC in any Transaction Document to which it is a party shall have been untrue or incorrect in any respect at the time when it was made (or deemed made) and such untruth or incorrect statement (or the actual circumstance that caused such statement to be untrue or incorrect) is reasonably likely to have a Material Adverse Effect;

(l) except for payment, monetary transfer or deposit obligations, the Bank or the SPC shall fail to perform or observe any agreement or covenant contained in the Transaction Documents, which failure (i) is reasonably likely to have a Material Adverse Effect (except for the covenants set forth in Section 2.1(e) and Sections 4.1, 4.5, 4.7(a), 4.7(b)(i) and (ii), 4.7(c), 4.11(a), 4.13, 4.17, 4.18, 4.20 and 4.21 hereof, for which this requirement will not be required) and (ii) shall (except for negative covenants and except for the covenants set forth in Section 2.1(e) and Sections 4.5, 4.6, 4.11(a), 4.18 and 4.21 hereof, for which no grace period applies) continue for at least 30 days following the earlier of: (A) an Authorized Officer of the Bank or the SPC, as the case may be, obtaining Actual Knowledge of such failure and (B) the delivery to the Bank or the SPC, as the case may be, of written notice of such failure by the SPC, the Indenture Trustee, any Enhancer or any Investor;

(m) the SPC shall fail to have a valid ownership interest under Jamaican law in the Purchased Diversified Payment Rights and Related Assets, subject only to the Lien of the Indenture Trustee and Liens for taxes, assessments and other governmental charges payable by the SPC and not yet due;

(n) the Indenture Trustee shall fail to have a first priority perfected security interest under all Applicable Laws in all or any portion of the Collateral free and clear of all Liens other than Liens for taxes, assessments and other governmental charges payable by the SPC and not yet due; provided that the Indenture Trustee will not have a security interest in any Collections that are deposited into an account that is not subject to an Acknowledgment to the extent that such Collections are not “identifiable” cash proceeds of Purchased Diversified Payment Rights pursuant to the applicable Uniform Commercial Code, and such failure will not constitute a Default unless (a) the Bank, the SPC or the Servicer has (i) taken any action to make any such Collections non-identifiable, (ii) omitted to take any reasonable action that would make such Collections identifiable or (iii) breached another representation or covenant the result of which caused or allowed such deposit to be made, or (b) any Person other than the SPC or the Indenture Trustee has a Lien of any kind thereon.

(o) the Bank shall purport to sell, assign, transfer, convey or otherwise dispose of or grant a Lien on the Purchased Diversified Payment Rights to any Person other than the SPC;

(p) any of the Transaction Documents shall fail to be in full force and effect against the Bank or the SPC (other than any Acknowledgment terminated by the Bank or the SPC with the prior written consent of the Indenture Trustee); provided that such failure with respect to a Transaction Document that relates only to one Series (such as any Enhancement or Reserve LC for such Series) will be a Default with respect to such Series only;

(q) the Bank (except in its role as the Servicer) shall have failed to make any payment, monetary transfer or deposit required to be made by it under the Transaction Documents (including payments of Additional Amounts unless paid when due from the Collections) and such failure shall have continued unremedied for at least three New York Business Days (or, with respect to depositing Collections into the applicable accounts, one New York Business Day) after the date such payment, monetary transfer or deposit is required to be made;

(r) the illegality or violation of any law, any regulation or any order issued pursuant to any law or regulation with respect to any operation of the Bank or the SPC in their respective jurisdictions that is reasonably likely to have a Material Adverse Effect;

(s) during any Quarterly Period, the Bank shall set-off a claim against the SPC, the Indenture Trustee or any Affiliate of any such Person against Collections;

(t) (i) for any one Quarterly Period, less than 50% of Collections received during such period shall have been deposited into the Concentration Accounts at Designated Depositary Banks that are parties to Enforceable Acknowledgments (without consideration of Collections deposited into a Concentration Account by the Servicer pursuant to Section 2.2(a) of the Servicing Agreement) or (ii) at any time, there shall not be at least one Designated Depositary Bank in the United States;

(u) the Bank shall cease to be a member in good standing of SWIFT (or any replacement or alternate system acceptable to the Controlling Party of each Series) or shall cease to be authorized to process MT Payment Orders;

(v) there are imposed upon the Bank’s rights or privileges as a member of SWIFT (or any replacement or alternate system) any restrictions that would have a Material Adverse Effect on the ability of the Bank to engage in/process MT Payment Orders (or similar transactions under any such replacement or alternate system);

(w) any Designated Depositary Bank shall have issued a notice of a breach by the Bank in respect of the related Acknowledgment and such breach is reasonably likely to have a Material Adverse Effect; or

(x) the Bank shall cease to be duly authorized under the laws of Jamaica as a banking institution permitted to engage in the commercial banking business, including, but not limited to, its foreign exchange business and such cessation is reasonably likely to have a Material Adverse Effect, or the Bank shall cease to be duly authorized under the laws of Jamaica to engage in its Diversified Payment Rights business.

SECTION 6.3 Effect of Payment of Repurchase Price. Upon the SPC’s receipt of the Repurchase Price for all Series in full, the Sale Termination Date shall occur.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1 Indemnification. Without limiting any other rights that the SPC, the Indenture Trustee, the Investors and any Enhancer may have hereunder or under Applicable Law, the Bank hereby agrees to indemnify the SPC, the Indenture Trustee, each Trustee (if any), the Investors and each Enhancer (if any) against any and all damages, losses, claims, liabilities and related costs and expenses (including reasonable attorneys’ fees and disbursements) (the “Indemnified Amounts”) incurred by it arising out of or as a result of: (a) any act or omission of the Bank (individually or as the Servicer) in any way relating to the performance by the Bank (individually or as the Servicer) of its obligations under the Transaction Documents (including its obligation under Section 4.24) or (b) any representation or warranty made by the Bank in any of the Transaction Documents proving to have been false in any respect on the date as of which made (or deemed made). The provisions of this Section 7.1 shall survive the termination of this Agreement and the satisfaction and discharge of the Indenture. The parties hereby agree that in no event shall the Bank be liable for any indirect, special, incidental or punitive losses or damages of any kind whatsoever relating to the transactions contemplated by the Transaction Documents, except that this sentence shall not limit the rights of the Indenture Trustee (and each of its agents, custodians and other Persons duly employed by it) under Section 4.27.

SECTION 7.2 Tax Matters. (a) The Bank hereby agrees to reimburse the SPC for any income taxes payable by the SPC as a result of its being determined to be a corporation subject to U.S. federal income taxes. If the Bank should fail to pay any amounts in full in accordance with the provisions hereof, then the Indenture Trustee shall have a direct cause of action against the Bank to collect such amounts for the benefit of the SPC and shall be entitled to use any legally available remedies in connection therewith.

(b) Should any Additional Series have a Trust Agreement, then such Trust Agreement may include provisions similar to those in clause (a) to indemnify the corresponding Trust and, upon written confirmation by the Bank of its agreement to be bound thereby, the Bank shall be similarly liable in the manner described in such Trust Agreement.

(c) The Bank and the SPC each hereby agrees that any interest or other gain/loss on any investment of the funds on deposit in the Concentration Accounts, the Collateral Account, the Series Accounts, the Coverage Reserve Account, any Reserve Account or any other account(s) specified in the Transaction Documents shall be treated for tax purposes as income/loss of the Bank.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 Payments; Currency Indemnity. (a) Except to the extent otherwise stated, each payment to be made hereunder by either the SPC or the Bank shall be made on the required payment date in the Applicable Currency and in immediately available funds at the office of the payee set forth in Section 8.9 or to such other office or account as may be specified by either party in a notice to the other party hereto (for the Bank, such payments to be made as indicated in Section 2.2(c)).

(b) Except to the extent otherwise stated, Dollars (or, with respect to Series issued in a currency other than Dollars, each such other currency) (the “Applicable Currency”) are the sole currency of account and payment for all sums payable under or in connection with this Agreement, including damages. Any amount received or recovered in a currency other than the applicable currency (whether as a result of, or in the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Bank or otherwise) (such other currency, the “Judgment Currency”) by any Person in respect of any sum expressed to be due to it shall only constitute a discharge by the payor thereof of its obligations to the extent of the amount of the Applicable Currency that such payee evidences that it is able to purchase with the amount so received or recovered in such Judgment Currency on the date of receipt or recovery (or, if it is not practicable to make such purchase on such date, on the first date on which it is practicable to do so). If the amount of Applicable Currency is less than the amount expressed to be due to such Person, such payor shall indemnify it against any loss sustained by it as a result. In any event, such payor shall indemnify such payee against the cost of making any such purchase. For the purposes of this Section, it will be sufficient for such payee to certify in a reasonable manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of the Applicable Currency been made with the amount so received in such Judgment Currency on the date of receipt or recovery (or, if a purchase of the Applicable Currency on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from each party’s other obligations hereunder, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such payee and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due hereunder.

SECTION 8.2 Absolute Obligations. This Agreement and the Deed of Assignment shall not terminate, nor shall the obligations of the parties hereunder and thereunder be otherwise affected, by reason of (a) the invalidity or unenforceability of this Agreement, the Deed of Assignment or any other Transaction Document or any other agreement entered into in connection therewith, (b) any action or inaction by the SPC, the Bank or any other Person, (c) the occurrence of an Early Amortization Event or Default or the default by any party under any Transaction Document or other document delivered in connection therewith, (d) any insolvency of or any bankruptcy, intervention, reorganization or other proceeding affecting the Bank, the SPC or any other Person or any action that may be taken by any receiver, trustee or liquidator (or other similar official) or by any court or (e) any other cause, whether similar or dissimilar to the foregoing, any present or future Applicable Law to the contrary notwithstanding, it being the intention and agreement of the parties hereto, and the basis of the bargain, that all payment and performance obligations of the Bank hereunder, under the Deed of Assignment and under the other Transaction Documents to which it is a party shall continue to apply in all events in the manner and at the times herein provided unless and until such obligations shall have been discharged pursuant to the express provisions of the Transaction Documents. Nothing in this Section shall preclude any separate, independent claim that any Person may have for the breach of any representation, warranty, covenant, undertaking or agreement made by the Bank under any of the Transaction Documents.

SECTION 8.3 Successors and Assigns. This Agreement and the Deed of Assignment shall be binding upon and inure to the benefit of each party and their respective successors (whether by merger, consolidation or otherwise) and assigns. The Bank agrees that it will not assign or transfer all or any portion of its rights hereunder or assign or delegate any of its obligations hereunder or under the Deed of Assignment without (a) the prior written consent of the SPC and each Controlling Party and (b) receipt by the Indenture Trustee from each Rating Agency of written confirmation that such assignment or delegation shall not result in such Rating

Agency withdrawing or reducing its rating on any Series to below the lower of such Series’ current rating and initial rating from such Rating Agency (without giving consideration to any applicable Enhancement). The Bank acknowledges that the SPC shall assign all of its rights hereunder and under the Servicing Agreement, the Acknowledgments, any Hedge Agreement and the Deed of Assignment to the Indenture Trustee as collateral security for its obligations under the Indenture. The Bank consents to such assignment and agrees that the Indenture Trustee shall be entitled to enforce the terms of this Agreement and such other Transaction Documents and the rights (including the right to grant or withhold any consent or waiver) of the SPC directly against the Bank. The Bank further agrees that, in respect of its obligations hereunder, it shall act at the direction of and in accordance with all requests and instructions from the Indenture Trustee, and that in the event of a conflict between the directions of the Indenture Trustee and the SPC, it shall act in accordance with the directions of the Indenture Trustee.

SECTION 8.4 Third Party Beneficiary. Notwithstanding anything in Section 8.3 to the contrary, the parties hereto hereby agree that the Indenture Trustee, any Trustee, each Investor and each Enhancer (if any) shall have the rights of a third-party beneficiary under this Agreement and may enforce the agreements herein as if such Persons were parties hereto.

SECTION 8.5 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 8.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party (or its collateral assignees), any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by Applicable Law.

SECTION 8.7 Modification of Agreement. (a) All modifications, consents, amendments or waivers of any provision of this Agreement, the Deed of Assignment and the Originator Note shall be effective only if the same shall be approved in writing by the SPC and the Bank (and acknowledged and agreed to by the Indenture Trustee with the consent of each Controlling Party) and then shall be effective only in the specific instance and for the specific purpose for which given. Any such modification, consent, amendment or waiver without such acknowledgment and agreement of the Indenture Trustee and the consent of each Controlling Party shall be null and void ab initio. A copy of any such amendment shall be delivered by the Bank to each Rating Agency.

(b) The SPC shall not enter into any amendment or other modification to, or any waiver of any of the provisions of, any of the other Transaction Documents without the prior written consent of the Bank.

SECTION 8.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.9 Notices. All notices, instructions, directions, requests and demands to or upon the respective parties hereto to be effective shall be in English and shall be in writing (including by fax or electronic delivery) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered (including by courier), or, in the case of fax notice, when received, addressed as follows in the case of the Bank and the SPC:

The Bank:	National Commercial Bank Jamaica Limited
32 Trafalgar Road
Kingston 10, Jamaica Attention: Septimus Blake Telephone: (876) 511-4315
Facsimile: (876) 926-3856

With copies to the Indenture Trustee.

The SPC:	Jamaica Diversified Payment Rights Company c/o Maples Finance Limited Queensgate House
1093GT
South Church Street George Town
Grand Cayman Cayman Islands Attention: Guy Major
Telephone: (345) 814-5818 Facsimile: (345) 945-7100

With copies to the Indenture Trustee.

The Indenture
Trustee:	The Bank of New York, as Indenture Trustee
101 Barclay Street
New York, New York 10286 Attention: Corporate Trust Administration -
Global Structured Products Unit Telephone: (212) 235-2419 Facsimile: (212) 235-2530

Each Trustee:	To its address for notices specified in the related Trust Agreement.

SECTION 8.10 Counterparts. This Agreement may be executed on any number of separate counterparts (including by fax), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A copy of this Agreement signed by all the parties shall be delivered to the Indenture Trustee.

SECTION 8.11 Entire Agreement. This Agreement, including the documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein.

SECTION 8.12 Waivers of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTIES HERETO ARE ENTERING INTO THIS AGREEMENT IN RELIANCE UPON SUCH WAIVER.

SECTION 8.13 Submission to Jurisdiction; Waivers. (a) Each of the parties hereto hereby irrevocably and unconditionally submits to the jurisdiction of (i) the United States District Court for the Southern District of New York or of any New York State court (in either case sitting in Manhattan, New York City) and (ii) the courts of its own corporate domicile, in each case with all applicable courts of appeal therefrom, with respect to actions brought against it as a defendant for purposes of all legal proceedings arising out of or relating to this Agreement, the Deed of Assignment, the Originator Note or the transactions contemplated hereby or thereby; provided that nothing herein shall be deemed to limit the ability of any party to this Agreement (or the SPC and the Bank, as recipient and issuer, as the case may be, of the Deed of Assignment and the Originator Note) to bring suit against any other party to this Agreement, the Deed of Assignment or the Originator Note

in any other permissible jurisdiction. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any objection based on place of residence or domicile.

(b) The SPC and the Bank each irrevocably appoint CT Corporation System, with offices at the date hereof at 111 Eighth Avenue, New York, New York 10011, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in any United States District Court or New York State court (in either case sitting in Manhattan, New York City) (each, a “Designated Court”). Each of the SPC and the Bank agrees that service of process in respect of it upon such agent, together with written notice of such service sent to it in the manner provided in Section 8.9, shall be deemed to be effective service of process upon it in any such action, suit or proceeding and the Bank agrees, accepts and recognizes that it will not be able to claim or invoke under any enforcement proceeding, either in the United Sates or in Jamaica, that any default judgment was rendered against it merely by its non-appearance in a Designated Court. Each of the SPC and the Bank agrees that the failure of such agent to give notice to it of any such service of process shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason either such agent shall cease to be available to act as such (including by reason of the failure of such agent to maintain an office in New York City), then each of the SPC and the Bank, as the case may be, agrees to designate a new agent in New York City on the terms and for the purposes of this Section. Nothing herein shall in any way be deemed to limit the ability of the Bank or the SPC to serve any such legal process in any other manner permitted by Applicable Law or to obtain jurisdiction over the other party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

(c) To the extent that either party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by Applicable Law, such immunity in respect of its obligations under this Agreement, the Deed of Assignment, the Originator Note and each other Transaction Document to which it is a party.

(d) The Bank irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced by (or on behalf of) the SPC relating in any way to this Agreement, the Originator Note and/or the Deed of Assignment should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Bank relating in any way to this Agreement, the Originator Note and/or the Deed of Assignment, whether or not commenced earlier. To the fullest extent permitted by Applicable Law, the Bank shall take all measures necessary for any such action or proceeding commenced by the SPC to proceed to judgment before the entry of judgment in any such action or proceeding commenced by the Bank.

(e) To the extent that any party hereto may, in any suit, action or proceeding brought in Jamaica, the United States or in any other jurisdiction arising out of or in connection with this Agreement, the Originator Note and/or the Deed of Assignment, be entitled to the benefit of any provisions of Applicable Law requiring any other Person in such suit, action or proceeding to post security for costs or to post a bond to take such action, each party hereto hereby irrevocably waives any such benefit to the fullest extent now or hereafter permitted under Applicable Law.

SECTION 8.14 No Petition Covenant. Notwithstanding any prior termination of this Agreement, the Bank shall not, before the date that is one year and one day after all of the SPC’s obligations under the Transaction Documents other than the Originator Note shall have been paid in full, acquiesce, petition or otherwise invoke or cause the SPC to invoke the process of any court or other Governmental Authority for the purpose of commencing or sustaining a case against the SPC under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the SPC or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the SPC. Neither the Bank nor any agent on its behalf may seek to enforce rights against the SPC with respect to any obligations of the SPC (a) by applying to wind up the SPC or (b) except through the Indenture Trustee, by appointing a receiver or administrator for the SPC or any of its assets.

SECTION 8.15 Limited Recourse. The Bank hereby agrees that the SPC’s obligations hereunder and under the Originator Note shall be limited recourse obligations of the SPC, with recourse being limited to the Collateral and subject, in respect of priority and timing, to the allocations provisions of Section 4.2 of the Indenture. The SPC will have no material assets available for payments on such obligations other than the assets comprised in the Collateral. After the Collateral has been fully realized and exhausted, all sums due but still unpaid in respect of the SPC’s obligations hereunder and under the Originator Note shall be extinguished, and the Bank shall not have the right to proceed against the SPC, any of its Affiliates or any of its officers, directors, shareholders or agents for the satisfaction of any monetary claim or for any deficiency judgment remaining after depletion of any property included in the Collateral.

SECTION 8.16 Headings and Table of Contents. Section headings and the table of contents in this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

SECTION 8.17 Use of English Language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement shall be in the English language or accompanied by a certified English translation thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

NATIONAL COMMERCIAL BANK JAMAICA LIMITED

By:	/s/ Patrick Hylton
Name: Patrick Hylton
Title: Group Managing Director

Notarial Certificate

On the 22nd day of March, 2006, Patrick Hylton appeared before me and executed this Agreement on behalf of National Commercial Bank Jamaica Limited

/s/ Paul B. Hale
Notary Public

My commission expires: March 21, 2009

[Signature Page No. 1 to Origination Agreement]

JAMAICA DIVERSIFIED PAYMENT RIGHTS COMPANY

By:	/s/ Guy Major
Name: Guy Major
Title: Director

THIS IS TO CERTIFY that the foregoing signature of Guy Major for and on behalf of Jamaica Diversified Payment Rights Company is the true signature of Guy Major and that I am well acquainted with his handwriting.

IN WITNESS WHEREOF have hereunto set my hand and affixed my Notarial Seal this 20th day of March, 2006.

/s/ Wendy Ebanks
Name: Wendy Ebanks
Notary Public in and for the Cayman Islands

[Signature Page No. 2 to Origination Agreement]

EXHIBIT A

FORM OF

ACKNOWLEDGMENT

January [    ], 2006

[                    ]

Attention: [                    ]

Tel: [                    ]

Fax: [                    ]

Re:	National Commercial Bank Jamaica Limited/Concentration Account

Ladies and Gentlemen:

This acknowledgment (this “Acknowledgment”) shall become effective on a closing date (the “Closing Date”) of which National Commercial Bank Jamaica Limited, a commercial bank organized and existing under the laws of Jamaica (together with its successors and assigns, “NCB” or the “Bank”) or the Indenture Trustee (as defined below), will give you at least three Business Days’ (as defined below) prior written notice. None of the notices, instructions or agreements contained in the following paragraphs of this Acknowledgment shall become effective until the Closing Date and each of the parties to this Acknowledgment agrees that such notices, instructions or agreements shall become effective in all respects on the Closing Date, subject only to your receipt of such notice.

NOTWITHSTANDING ANYTHING HEREIN, IT IS EXPRESSLY UNDERSTOOD THAT YOU HAVE NO OBLIGATION OF ANY KIND TO DETERMINE IF ANY FUNDS RECEIVED BY YOU FROM ANY SOURCE RELATES TO A PURCHASED DIVERSIFIED PAYMENT RIGHT AND YOUR SOLE OBLIGATION WITH RESPECT TO ANY FUNDS RECEIVED BY YOU SHALL BE AS SET FORTH IN SECTION 5 (IT BEING UNDERSTOOD THAT: (a) SUCH SECTION DOES NOT REQUIRE YOU TO IDENTIFY WHETHER OR NOT ANY PAYMENT RELATES TO A PURCHASED DIVERSIFIED PAYMENT RIGHT OR MT PAYMENT ORDER AND (b) THE CONCENTRATION ACCOUNT REFERRED TO BELOW IS A DOLLAR ACCOUNT ONLY AND, AS SUCH, DOES NOT CURRENTLY ACCEPT DEPOSITS OF ANY OTHER CURRENCY).

A-1

1.	Notice of Sale of Purchased Diversified Payment Rights by NCB

(a) Notice is hereby given to you (the “Depositary” or “you,” which terms shall include your successors) that, (a) as provided in an origination agreement (the “Origination Agreement”), to be dated as of the Closing Date, between NCB and [Jamaican Diversified Payment Rights Company], a Cayman Islands exempted limited liability company (together with its successors and assigns, the “SPC”), and (b) pursuant to a deed of transfer (the “Deed of Transfer”), to be dated as of the Closing Date, from NCB to the SPC, NCB will (as of the Closing Date) sell, assign and transfer (the “Sale”) to the SPC all of its right, title and interest in and to (but none of its obligations under) all Purchased Diversified Payment Rights (as defined below) existing on the Closing Date or thereafter created, including those in respect of which you serve as NCB’s correspondent bank, until the Sale Termination Date (as defined in the Origination Agreement).

(b) For purposes of the Sale and of this notice to the Depositary Bank:

(i) “Diversified Payment Rights” shall mean all right, title and interest (but none of the obligations) of the Bank in, to and under MT Payments and Remittance Payments.

(ii) “MT Payment” is any payment made from time to time by an MT Payor to the Bank in consideration of which the Bank incurs an obligation to make either a corresponding deposit to an account of an MT Beneficiary at the Bank or a payment to an MT Beneficiary that is (or is of the type that qualifies to be) notified to the Bank via an MT Payment Order (which obligation of the Bank is in no way altered by the transactions contemplated by the Transaction Documents, as defined in the Origination Agreement).

(iii) “MT Payor” is the financial institution making an MT Payment to the Bank.

(iv) “MT Beneficiary” is the individual or entity in Jamaica (other than a financial institution that participates in the SWIFT payment system, including the Bank and one that is currently the beneficiary of a SWIFT MT200-series message) in respect of whom the related MT Payment was directed, thereby requiring the Bank to make either a corresponding deposit for an account of such individual or entity at the Bank or a payment to such individual or entity in Jamaica in respect of the related MT Payment (net of commissions or similar fees).

(v) “MT Payment Order” consists of an electronic or other message utilized by a financial institution to instruct the Bank to make a payment of a certain amount to a MT Beneficiary, which message may be: (i) a SWIFT MT102, SWIFT MT102+, SWIFT MT103, SWIFT MT103+ or any other MT100 series message under the SWIFT message system or (ii) any other type of message, including one sent via telex or the internet, that may be utilized to send such an instruction (in each case, including any type of message that may replace or be utilized in substitution for any of the foregoing). Should the SWIFT payment order system or SWIFT MT 102, SWIFT MT 102+, SWIFT MT 103 or SWIFT MT 103+ payment orders no longer be used or be available for these types of transfers, or if the SWIFT payment order system or such payment orders are available but the Bank begins to use alternative transfer methods, for the purposes hereof, MT Payment

Orders shall include all of the types or classes of payment to be received by the Bank, including internet transactions, that (if such payments were to have been made on the Closing Date) would have qualified to be notified to the Bank by such means.

(vi) “Purchased Diversified Payment Rights” shall mean any Diversified Payment Right that meets the following conditions: (a) the sale of which on the Closing Date does not contravene any applicable law, rule or regulation with respect to the SPC, any trust established to purchase a Note and issue Certificates or the Investors (including by causing any interested U.S. person to be in violation of the Prohibited Nations Acts); (b) the terms of which do not prohibit the sale thereof; and (c) that provides for the corresponding payment to be made in U.S. Dollars.

(vii) “SWIFT” is the Society for Worldwide Interbank Financial Telecommunication, s.c.r.l., a Belgium based, industry-owned cooperative that supplies global messaging services and interface software to member financial institutions worldwide.

(viii) “Remittance Payment” is any U.S. Dollar payment made from time to time by a Remittance Payor to the Bank (in consideration of which the Bank incurs an obligation to make either a corresponding deposit to an account of a Remittance Beneficiary at the Bank or a payment to a Remittance Beneficiary) that is (or is of the type that qualifies to be) notified to the Bank via a Remittance Payment Order.

(ix) “Remittance Payor” is any affiliate of the Bank located in the United States making a Remittance Payment to the Bank.

(x) “Remittance Beneficiary” is the individual or entity in Jamaica (other than the Bank) in respect of whom the related Remittance Payment Order was directed, thereby requiring the Bank to make either a corresponding deposit for an account of such individual or entity at the Bank or a payment to such individual or entity in Jamaica in respect of the related Remittance Payment Order (net of commissions or similar fees).

(xi) “Remittance Payment Order” consists of an electronic or other message utilized by a Remittance Payor to instruct the Bank to make a payment of a certain amount to a Remittance Beneficiary, which message may be: (i) an intranet message under the Bank’s internal intranet message system or (ii) any other type of message, including one sent via telex or the internet, that may be utilized to send such an instruction (in each case, including any type of message that may replace or be utilized in substitution for any of the foregoing).

Diversified Payment Rights shall include (without limitation) any payments made to NCB as “beneficiary’s bank” or “intermediary bank” by the Depositary as “sender” in connection with a “funds transfer” in which such payment is identified in a “payment order” issued by the Depositary. The terms “beneficiary’s bank,” “intermediary bank,” “sender,” “funds transfer” and “payment order” as used herein in quotation marks shall have the respective meanings given to such terms in Article 4A of the New York Uniform Commercial Code (the “UCC”).

Should any court determine that NCB has any right, title or interest in the Concentration Account (as defined herein), then this Acknowledgment shall be considered to be a grant by NCB to the Indenture Trustee of a security interest under New York law in NCB’s interest in the Concentration Account, for the benefit of the holders of the interests in the Purchased Diversified Payment Rights deposited therein.

2.	Notice of the SPC’s Grant of a Security Interest

(a) Notice is hereby given to you that, in connection with a transaction related to the Sale (which transaction, together with the Sale, is hereinafter referred to collectively as the “Transaction”), the SPC will enter into an Indenture, to be dated as of the Closing Date (the “Indenture”), with The Bank of New York, not in its individual capacity but solely as trustee (the “Indenture Trustee”), pursuant to which the SPC will (on the Closing Date), in order to secure its obligations under certain notes (the “Notes”), grant and assign to the Indenture Trustee (in trust for, and on behalf of, the holders from time to time of the Notes (the “Noteholders”) and certain other parties (collectively, the “Secured Parties”)) all of its right, title and interest in and to, among other things: (i) all Purchased Diversified Payment Rights and all collections and proceeds thereon and (ii) all funds on deposit in the Concentration Account (as defined below) relating thereto, including all funds and investments, including any proceeds thereof, in such account.

(b) In connection with the Transaction, NCB (in its capacity as the Servicer (as defined below)), the SPC and the Indenture Trustee, will enter into a Servicing Agreement, to be dated as of the Closing Date (the “Servicing Agreement”), pursuant to which NCB, as Servicer, will (on the Closing Date) agree to process, and supervise the processing of, the Purchased Diversified Payment Rights and to perform certain reporting functions on behalf of the SPC and the Indenture Trustee. NCB, solely in its capacity as the servicer under the Servicing Agreement or any replacement thereto, is herein referred to as the “Servicer.”

3.	Conversion of the Concentration Account

(a) In connection with the Transaction and at the request of NCB and the SPC, you hereby agree to: (i) convert on the Closing Date NCB’s existing current accounts with you (Account No. [            ] and Account No. [            ]), identified by SWIFT identification code (“[            ]”), into a current account (the “Concentration Account”) in the name of NCB, as the Servicer (on behalf of the SPC and the Indenture Trustee) and the Indenture Trustee, with the same account number and SWIFT identification code, (ii) confirm upon request made by NCB and/or the Indenture Trustee that such conversion has been effected and (iii) subject to clauses (d) and (e), maintain the Concentration Account until you receive written notice otherwise from the Indenture Trustee. The name of the Concentration Account will be: “Concentration Account, in the name of NCB, as the Servicer, on behalf of [Jamaican Diversified Payment Rights Company] and The Bank of New York, as Indenture Trustee (or, because of system space limitations, a reasonable recognized abbreviation thereof that indicates the name of NCB and its status as Servicer on behalf of the SPC and the Indenture Trustee).” As a result of such conversion, the SPC will be the owner of the Concentration Account. The Depositary acknowledges and agrees to such transfer of ownership of the Concentration Account.

(b) NCB, the SPC and the Indenture Trustee shall arrange or have arranged that any necessary legal documents requested by you for such change of ownership of the Concentration Account are received by you on or before the Closing Date. NCB (individually and as the Servicer), the SPC and the Indenture Trustee each hereby represents to you that each such document executed by it has been (or will have been) duly authorized and executed by it and is (or will be) its legal, valid and binding obligation.

(c) You hereby confirm that (i) daily electronic account statements regarding the Concentration Account will be sent to NCB, as Servicer, and (ii) the SPC, the Indenture Trustee and NCB, as Servicer, will have online access to your web-based browser “CYBER INQUIRY” in order to receive daily reports of the transactions in the Concentration Account.

(d) Subject to clause (e), any party hereto may terminate this Acknowledgment upon at least 120 days’ advance written notice to the other parties hereto (including the Indenture Trustee); provided that neither NCB (either individually or as the Servicer) nor the SPC may terminate this Acknowledgment without the prior written agreement of the Indenture Trustee (any such attempt to do so being null and void ab initio). The Depositary agrees to coordinate with the other parties hereto, and with any replacement bank identified by such parties, to ensure the transfer of the Depositary’s obligations hereunder to the replacement bank in such a manner as is reasonably requested by the Indenture Trustee, including, until notified otherwise by the Indenture Trustee, the prompt transfer to such replacement bank of any amounts received by the Depositary (other than those amounts specifically identified for payment to the New Current Account (as defined below)) after such termination that are payable to NCB (individually or as the Servicer) or the SPC; it being understood that your obligations but not your continuing rights under this Acknowledgment will terminate at the end of such 120 days without regard to whether a replacement bank has been identified and, thereafter, unless the Indenture Trustee has timely instructed you otherwise about where to send payments, you may either return all payments identified to be deposited into the Concentration Account to payors or deliver such payments to NCB at your discretion. All reasonable expenses incurred by the Depositary during the aforesaid process in this paragraph shall be reimbursed by NCB.

(e) The Indenture Trustee shall notify you in writing, promptly after payment in full of all of the obligations under the Transaction, that this Acknowledgment shall terminate,

and immediately upon your receipt of such notice, this Acknowledgment shall be terminated. Upon such termination, the Concentration Account shall convert into an account owned solely by NCB and shall be renamed or terminated as instructed by NCB.

4.	Establishment of the New Current Account

(a) In connection with the Transaction and at the request of NCB, you have established and agree to maintain a current account (the “New Current Account”), to be identified by account number [            ] with the SWIFT identification code of [            ]. The New Current Account has been established in the name of and for the sole benefit of NCB and is titled: “National Commercial Bank Jamaica Limited – Current Account.”

(b) NCB will have arranged that the necessary legal documents required by you for the opening of the New Current Account are received by you on or before the opening of the New Current Account. NCB hereby represents that each such document has been (or will have been) duly authorized and executed by it and is (or will be) its legal, valid and binding obligation.

5.	Transfer Instructions

(a) On the Closing Date on or about 10:00 a.m. local New York City time, you shall transfer to the New Current Account any funds standing to the credit of the Concentration Account on such date.

(b) On the Closing Date and each day following the Closing Date on which the office at which the Concentration Account is maintained is open for regular banking business (a “Business Day”), you shall deposit into the Concentration Account all amounts received or paid by you, from all sources, that reference the account number of the Concentration Account as set forth in Section 3(a) or (if, under your normal procedures for resolving situations in which account numbers appear to be incorrect, you determine that the payment is for the account of the SPC) that are for the account of the SPC; provided that all such amounts specifically identified by the account number and/or the SWIFT identification code of the New Current Account shall be deposited into the New Current Account. In the event that a transfer instruction does not include either an UID, an account number or a SWIFT identification code (or is inconsistent), then you may follow your standard wire procedures by depositing the funds into the Concentration Account. NCB agrees to promptly, upon obtaining knowledge thereof, transfer funds that are deposited into the New Current Account relating to Purchased Diversified Payment Rights to the Concentration Account, unless a Change Notice, as described in clause (c), sent by the Indenture Trustee is in effect, in which case NCB will not be required to transfer such funds to the Concentration Account.

(c) [TO BE MODIFIED IF THIS DEPOSITARY BANK IS NOT A PRIMARY BANK] Except as otherwise instructed in writing by the Indenture Trustee, by the end of each Business Day (but no earlier than 3:00 p.m. (your local time) on such day) you shall transfer (in immediately available funds) all amounts then on deposit in the Concentration Account to: The Bank of New York, New York, New York, ABA #021000018, GLA #[            ], FFC: TAS A/C #[            ], Ref: [Jamaican Diversified Payment Rights Company] (Collateral Account) (the “Collateral Account”).

Pursuant to the Transaction, it is contemplated that the Indenture Trustee will instruct you (by delivering an instruction substantially in the form of Exhibit A hereto (a “Change Notice”)), approximately once each quarter that, from the date of such Change Notice until but excluding the first day of the next [            ], [            ], [            ] or [            ] (each, a “Recommencement Date”) (unless the Indenture Trustee notifies you otherwise by delivering an instruction substantially in the form of Exhibit B hereto (a “Resumption of Transfer Notice”), once each day by the end of each Business Day (but no earlier than 3:00 p.m. (your local time) on such day) in such period, any funds in the Concentration Account shall be transferred to the New Current Account. The Indenture Trustee will send you a reminder (in substantially the form of Exhibit C hereto (a “Reminder Notice”)) of each such Recommencement Date at least five Business Days before such Recommencement Date; it being understood that your not receiving any such notice shall not change your obligations hereunder.

To the extent that deposits are made to the Concentration Account on any Business Day after the transfer described above, such deposits shall remain in the Concentration Account and will be treated by you as having been received on the next Business Day.

(d) You understand and agree that the Indenture Trustee shall have sole dominion and control of the Concentration Account, and accordingly you agree to take instructions in respect of the Concentration Account only from the Indenture Trustee in accordance with the terms hereof (and no further consent of NCB (individually or as Servicer), the SPC or any other person or entity shall be required). Each of NCB and the SPC agrees not to issue any instructions to you contrary to the terms hereof or to the Indenture Trustee’s rights in the Concentration Account and the funds credited thereto. If you receive conflicting directions or instructions from any of the parties hereto or from any other source (including any governmental authorities) as to the Concentration Account (including the application of the funds therein or to be deposited therein), you shall notify the Indenture Trustee of such conflict and, to the extent permitted by law binding upon you, shall act only upon any such directions or instruction received from the Indenture Trustee. The Depositary shall have no obligation to verify the accuracy and/or validity of any such direction or instruction that it reasonably believes to be accurate and valid.

(e) Subject to the last sentence of clause (b), all funds credited to the New Current Account (or any other account that NCB maintains with you other than the Concentration Account) are not subject to any restrictions under this Acknowledgment and may be paid or transferred as instructed or requested by NCB without any notice to or consent or authorization from any other party, including the SPC and the Indenture Trustee, and any such payment or transfer will be taken by the recipient free and clear of any lien or other claim of any kind of or by any such party.

(f) The parties hereto agree that the Depositary’s “jurisdiction” for the purposes of Part 3 of Article 9 of the UCC, with respect to the Concentration Account only, is New York and that the Concentration Account is a “deposit account” within the meaning of Section 9-102 of the UCC. In addition, the parties hereto agree that the Indenture Trustee shall have control of the Concentration Account within the meaning of Section 9-104 of the UCC.

(g) NCB agrees that, whether an MT Payment Order identifies NCB by identifying number, including SWIFT ID, or by both name and number, you will have correctly paid NCB for purposes of Article 4A of the UCC by crediting the Concentration Account in the amount specified in the MT Payment Order.

6.	Rights of Set-Off, Waivers Thereof and Related Matters

(a) Except with respect to amounts deposited in the Concentration Account in error, the Depositary hereby waives and agrees to forebear its assertion of any and all rights of set-off or counterclaim it may have against amounts on deposit in (or to be deposited into) the Concentration Account, including any claims that you may have against any of NCB, the SPC or the Indenture Trustee; it being understood that nothing in this paragraph shall prevent or be construed as preventing you from: (i) setting off amounts owed to you in respect of any of NCB’s obligations, commitments or transactions (whether related to the Purchased Diversified Payment Rights or otherwise) from amounts on deposit in other accounts that NCB may maintain with you (including the New Current Account) or otherwise asserting claims against NCB for such amounts or (ii) deducting from any payments received by you for the benefit of NCB any unpaid wire or other administrative charges only relating to such payment.

(b) With respect to amounts deposited in the Concentration Account in error, prior to any transfer of such funds pursuant to Section 5(c), the Depositary may withdraw from the Concentration Account any such amounts for deposit to the correct account.

(c) As of the date of this Acknowledgment, the Depositary hereby acknowledges that: (i) to the best of its knowledge, it has not heretofore received any notice, writ, order or any form of legal process from any other person or entity asserting, claiming or exercising any right of set-off, banker’s lien or any other security interest or other purported form of claim with respect to any amounts payable to NCB or the SPC in respect of Purchased Diversified Payment Rights and (ii) it has not been notified of any attachments against NCB and/or the SPC.

7.	Effect Upon Correspondent Bank Agreement

To the extent that the provisions of this Acknowledgment are inconsistent with any other agreements between NCB (and/or the SPC) and you regarding the subject matter hereof (including, without limitation, your deposit account agreement, terms and conditions and other standard documentation in effect as of the date hereof or becoming effective after the date hereof with respect to the Concentration Account, the New Current Account or any other services provided in connection herewith or therewith) (the “Correspondent Bank Agreement”), this Acknowledgment shall (solely to the extent there is a conflict of terms and solely with respect to the Concentration Account and the New Current Account) prevail and shall, to such extent, constitute an amendment of the Correspondent Bank Agreement. Except as so amended hereby, the Correspondent Bank Agreement shall remain in full force and effect (including with respect to the delivery of account statements). For the avoidance of doubt, except as specifically provided herein, this Acknowledgment shall not be construed as preventing the Depositary from exercising its rights under the Correspondent Bank Agreement.

8.	Amendment and Assignment

This Acknowledgment may not be amended except pursuant to a written instrument signed by NCB (individually and as the Servicer), the SPC, the Correspondent Bank and the Indenture Trustee. None of the parties to this Acknowledgment may assign any of its rights, title or benefit under this Acknowledgment without the prior written consent of the other parties, except that: (a) the SPC and the Indenture Trustee may pledge their rights hereunder pursuant to the terms of the Transaction and (b) a successor to the Servicer or the Indenture Trustee may be appointed pursuant to the terms of the Transaction.

9.	Indenture Trustee May Enforce

It is hereby acknowledged and agreed that the Indenture Trustee (acting for the benefit of the Secured Parties) may (independently and without joining with NCB, the Servicer and/or the SPC) enforce this Acknowledgment against the other parties hereto.

10.	Publishing of Information

Neither you nor NCB shall publish or otherwise publicly disclose (or cause to be published or otherwise publicly disclosed) without the prior written consent of the other parties hereto any information relating to the change of name and ownership of the Concentration Account or the creation of the New Current Account, including as to their respective ownership, name, account number or SWIFT identification code, except to the extent required by law. For the avoidance of doubt, no changes should be made to the SWIFT Register, the Banker’s Almanac or any other publication with respect to the change of name and/or ownership of the Concentration Account.

11.	Miscellaneous

(a) This Acknowledgment and the Correspondent Bank Agreement contain the entire and exclusive understanding among the parties relating to the subject matter of this Acknowledgment. This Acknowledgment shall be construed in accordance with and governed by the internal laws of the State of New York (excluding the conflicts of law provisions thereof other than Section 5-1401 of the New York General Obligations Law), and all actions relating to this Acknowledgment may be litigated in courts (including federal courts) located in the Borough of Manhattan of the City of New York. The parties agree to submit to the personal jurisdiction of such courts and to service of process by certified or registered mail, return receipt requested, directed to the address specified on the signature pages hereof.

(b) This Acknowledgment may be executed in any number of counterparts (including via facsimile) that, when taken together, shall constitute one and the same instrument.

(c) THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS ACKNOWLEDG-MENT AND FOR ANY COUNTERCLAIM RELATING THERETO. EACH PARTY HERETO ACKNOWLEDGES THAT THE OTHER PARTIES HERETO ARE ENTERING INTO THIS ACKNOWLEDG-MENT IN RELIANCE UPON SUCH WAIVER.

(d) The Depositary’s responsibilities shall be solely as set forth herein. The Depositary shall not be deemed to be a trustee with respect to the Concentration Account or the Purchased Diversified Payment Rights and the relationship among the Depositary and the other parties hereto shall be that of banker and accountholder only. Except for gross negligence or willful misconduct in executing such responsibilities (as determined by a court of competent jurisdiction in a final judgment), the Depositary shall not be liable for (and is hereby fully indemnified by NCB from) any losses, claims, liabilities and expenses, including reasonable attorneys’ fees and expenses, arising from these arrangements (it being understood that vis-à-vis NCB only, the Depositary’s failure to act in accordance with the requirements of this Acknowledgement in the event that a notice from the Indenture Trustee with instructions as to such action to be adopted has not been received by the Depositary in accordance with the Acknowledgement shall not be considered to be gross negligence or willful misconduct on the part of the Depositary). Any loss, claim, liability or expense that may be payable by NCB to the Depositary pursuant to the preceding sentence shall be presented in a documentary form as evidence of such incurred loss, claim, liability or expense, which shall be conclusive absent manifest error on its face shown. In no event shall the Depositary be liable for special, indirect, punitive or consequential damages, regardless of the form of action, and even if advised of the possibility thereof. The Depositary shall not incur liability if, by reason of any provision of law or governmental authority, or by reason of any act of God, war, terrorism, force majeure, interruption or malfunction of computer or communications facilities or other circumstances beyond its control (including any strike or lock-out), it is prevented or forbidden from performing any act required of it hereunder. NCB’s indemnification and obligations under this paragraph shall survive the termination of this Acknowledgment.

(e) All instructions and other communications hereunder shall be made in the English language and in writing to the addresses set forth below or at such other address as a party hereto may notify the other parties hereto in writing. All notices hereunder shall be deemed delivered upon actual receipt by the addressee. So long as the Indenture Trustee is a SWIFT participant, all notices hereunder from the Indenture Trustee to the Depositary must be delivered via an authenticated SWIFT message. Each such notice by the Indenture Trustee shall make reference to NCB, the Concentration Account and that such notice is being delivered by the Indenture Trustee in its capacity as Indenture Trustee.

(f) NCB is responsible for all service charges and other fees and charges associated with this Acknowledgment, including in connection with the Concentration Account. NCB’s obligations under this paragraph shall survive the termination of this Acknowledgment.

(g) The Depositary is hereby authorized and hereby agrees to follow its usual procedures, in the event the Concentration Account should be or become the subject of any writ, levy, order or other similar judicial or regulatory order of process (“Order”), including to comply with such Order.

(h) Subject to Section 8, this Acknowledgment shall be binding upon and inure to the benefit of each party and its respective successors (whether by merger, consolidation, sale of a portion of the relevant business or assets, or otherwise) and assigns. The Depositary is hereby authorized and hereby agrees to perform its obligations hereunder notwithstanding any sale, consolidation, merger, bankruptcy, insolvency or other restructuring of NCB or the SPC or any other event whatsoever.

(i) The Depositary acknowledges that the Sale of Purchased Diversified Payment Rights pursuant to the Deed of Transfer is also a Sale of payment rights relating to any future SWIFT Message Type that may replace the SWIFT MT102, SWIFT MT102+, SWIFT MT103 or SWIFT MT103+ but that would serve the same purpose as the current SWIFT MT102, SWIFT MT102+, SWIFT MT103 or SWIFT MT103+. Further, the Depositary acknowledges that the Sale of Purchased Diversified Payment Rights also includes all of the types and classes of payments owed to NCB (if such payments were to have been made on the Closing Date) would have qualified to be notified via a SWIFT MT102, SWIFT MT102+, SWIFT MT103 or SWIFT MT103+ payment order (it being understood and agreed that the Depositary is not responsible for identifying any such replacement systems). In that respect the Depositary agrees to coordinate with the other parties hereto in order to reflect properly the rights of the SPC and the Indenture Trustee (on behalf of the Secured Parties) to such flows.

(j) Each party hereto hereby represents and warrants to each other party hereto that: (i) this Acknowledgment constitutes its duly authorized, legal, valid, binding and enforceable obligation (except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights of by general principles of equity limiting the availability of equitable remedies), (ii) its performance under this Acknowledgment and the consummation of the transactions contemplated hereunder will not: (A) constitute or result in a breach of its organizational documents or the provisions of any material contract to which it is a party or by which it or any of its properties are bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it, except for such breaches and violations that are not reasonably likely to have a material adverse effect on its performance hereunder and (iii) all approvals and authorizations required to permit its execution, delivery, performance and consummation of this Acknowledgment and the transactions contemplated hereunder have been obtained (or will be obtained) on or before the Closing Date, except where the failure to obtain such approvals and/or authorizations is not reasonably likely to have a material adverse effect on its performance hereunder.

(k) Nothing in this Acknowledgment to the contrary shall require the Depositary Bank to violate any law applicable to it, including the Prohibited Nations Acts. “Prohibited Nations Acts” shall mean: (i) The Trading with the Enemy Act of 1917, 50 U.S.C.A. app. §1 et seq., of the United States of America, (ii) the International Emergency Economic Powers Act, 50 U.S.C.A. §1701 et seq., of the United States of America, (iii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), Pub. L. No. 107-56, 115 Stat. 272, of the United States of America and (iv) any similar acts, executive orders or similar governmental actions of the United States of America or Jamaica, in each case including regulations issued thereunder and as amended or supplemented from time to time.

(l) The Depositary has processes and systems in place designed to put it in compliance with the Prohibited Nations Acts.

Please acknowledge your receipt of this Acknowledgment and your agreement to its terms by executing four copies of this Acknowledgment in the space provided below, retaining one copy for your records and returning the other three copies to NCB.

Very truly yours,

NATIONAL COMMERCIAL BANK JAMAICA LIMITED

32 Trafalgar Road

Kingston 10, Jamaica

Tel: [                    ]

Fax: [                    ]

Attention:

By

Name:

Title:

[JAMAICAN DIVERSIFIED PAYMENT RIGHTS COMPANY]

c/o [Address]

Attention: [                            ]

Telephone: [            ]

Facsimile: [            ]

By:

Name:

Title:

Agreed and accepted this [    ] day of [January], 2006.

[                    ]

Attention: [                            ]

Telephone: [            ]

Facsimile: [            ]

By:

Name:

Title:

Agreed and accepted this [    ] day of [January], 2006.

THE BANK OF NEW YORK,

as Indenture Trustee

101 Barclay Street

Floor 21 W

New York, New York 10286

Attention: Corporate Trust Administration -

Global Structured Products Unit

Telephone: (212) 815-8388

Facsimile: (212) 815-5915

By:

Name:

Title:

EXHIBIT A

[DATE]

[                    ]

Attention: [                            ]

Tel: [            ]

Fax: [            ]

Re: Change Notice Relating to the Acknowledgment for National Commercial Bank Jamaica Limited (“NCB”), as Servicer, Concentration Account

Ladies and Gentlemen:

This constitutes a Change Notice referred to in Section 5(c) of the Acknowledgment, dated [            ], 2006 (the “Acknowledgment”), among you, NCB, [Jamaican Diversified Payment Rights Company], and The Bank of New York, as Indenture Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Acknowledgment.

You are hereby directed to STOP the daily transfers from the Concentration Account to the Collateral Account and to commence the daily transfers from the Concentration Account to the New Current Account. In the event you receive a Resumption of Transfer Notice from the Indenture Trustee, and in any event on the [15]th day of the next [            ,             ,              or             ], you will resume the daily transfer from the Concentration Account to the Collateral Account in the manner provided for in the Acknowledgment.

Very truly yours,

THE BANK OF NEW YORK, as Indenture Trustee

By:

Name:

Title:

EXHIBIT B

[DATE]

[                    ]

Attention: [                            ]

Tel: [            ]

Fax: [            ]

Re: Resumption of Transfer Notice Relating to the Acknowledgment for National Commercial Bank Jamaica Limited (“NCB”), as Servicer, Concentration Account

Ladies and Gentlemen:

This constitutes a Resumption of Transfer Notice referred to in Section 5(c) of the Acknowledgment, dated [            ], 2006 (the “Acknowledgment”), among you, NCB, [Jamaican Diversified Payment Rights Company] and The Bank of New York, as Indenture Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Acknowledgment.

You are hereby directed to STOP the daily transfers from the Concentration Accounts (account #[            ] and account #[            ]) to the New Current Account and to resume the daily transfers from the Concentration Account to the Collateral Account, in the manner agreed in the Acknowledgment until you receive a Change Notice from the Indenture Trustee.

Very truly yours,

THE BANK OF NEW YORK, as Indenture Trustee

By:

Name:

Title:

EXHIBIT C

[DATE]

[                    ]

Attention: [                            ]

Tel: [            ]

Fax: [            ]

Re: Reminder Notice Relating to the Acknowledgment for National Commercial Bank Jamaica Limited (“NCB”), as Servicer, Concentration Account

Ladies and Gentlemen:

This constitutes a Reminder Notice referred to in Section 5(c) of the Acknowledgment, dated [            ], 2006 (the “Acknowledgment”), among you, NCB, [Jamaican Diversified Payment Rights Company] and The Bank of New York, as Indenture Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Acknowledgment.

You are hereby reminded to resume the daily transfers from the Concentration Account to the Collateral Account, in the manner agreed in the Acknowledgment, effective on and as of the [15]th day of [            ], [            ], [            ] or [            ].

Very truly yours,

THE BANK OF NEW YORK, as Indenture Trustee

By:

Name:

Title: b [    ]

EXHIBIT B

FORM OF

DEED OF ASSIGNMENT

DEED OF ASSIGNMENT, dated as of March 22, 2006, from NATIONAL COMMERCIAL BANK JAMAICA LIMITED, a banking institution organized and existing under the laws of Jamaica (with its successors, the “Bank”) to JAMAICA DIVERSIFIED PAYMENT RIGHTS COMPANY, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “SPC”).

WHEREAS, pursuant to the Origination Agreement, the Bank agreed to Sell to the SPC, without recourse, all of its right, title and interest in and to (but none of its obligations under) all of the Purchased Diversified Payment Rights existing on the date hereof or generated at any time hereafter through and including the Sale Termination Date.

NOW, THEREFORE, in consideration of the delivery of the Originator Note and the payments thereunder, and other good and valuable consideration (collectively, the “Consideration”), and intending to be legally bound hereby, the Bank desires to execute and deliver this Deed of Assignment to the SPC as follows:

1. Sale. The Bank by these presents does hereby sell, convey, grant, transfer, assign and set over to the SPC, its successors and assigns all of its right, title and interest in and to (but none of its obligations under), all of the Purchased Diversified Payment Rights and Related Assets existing on the date hereof or generated at any time hereafter through and including the Sale Termination Date. The Bank hereby acknowledges receipt by it of the Consideration as the purchase price for the Purchased Diversified Payment Rights and Related Assets, which it agrees is reasonably equivalent value for the Purchased Diversified Payment Rights and Related Assets sold hereby.

For the purpose of clarification, all of the Purchased Diversified Payment Rights and Related Assets (whether then existing or thereafter generated through and including the Sale Termination Date) are sold by the Bank to the SPC on the date hereof and, thereafter until and including the Sale Termination Date, the SPC will own any future-generated Purchased Diversified Payment Rights and Related Assets immediately upon their generation.

2. Amendments. All modifications, consents, amendments or waivers of any provision of this Deed of Assignment shall be effective only if the same shall be approved in writing by the SPC and the Bank (and acknowledged and agreed to by the Indenture Trustee with the consent of each Controlling Party) and then shall be effective only in the specific instance and for the specific purpose for which given. Any such modification, consent, amendment or waiver without such acknowledgment and agreement of the Indenture Trustee and the consent of each Controlling Party shall be null and void ab initio.

3. Governing Law. THIS DEED OF ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE BANK AND THE SPC WITH RESPECT HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF JAMAICA.

4. Submission to Jurisdiction. The Bank (and the SPC by its acknowledgment hereof) hereby irrevocably and unconditionally submits to the jurisdiction of: (a) the United States District Court for the Southern District of New York or of any New York State court (in either case sitting in Manhattan, New York City) and (b) the courts of its own corporate domicile, in each case with all applicable courts of appeal therefrom, with respect to actions brought against it as a defendant for purposes of all legal proceedings arising out of or relating to this Deed of Assignment or the transactions contemplated hereby; provided that nothing herein shall be deemed to limit the ability of any such Person to bring suit against the other such Person in any other permissible jurisdiction.

5. Definitions. All terms used herein that are not defined herein shall have the meanings given to them in the Origination Agreement (the “Origination Agreement”) dated as of the date hereof between the Bank and the SPC. The following terms, as used herein, shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Diversified Payment Rights” shall mean all right, title and interest (but none of the obligations) of the Bank in, to and under (i) MT Payments and (ii) Remittance Payments.

“MT Beneficiary” shall mean the individual or entity in Jamaica (other than a financial institution that participates in the SWIFT payment system, including the Bank and one that is the beneficiary of a SWIFT MT200-series message) in respect of whom the related MT Payment was directed, thereby requiring the Bank to make either a corresponding deposit for an account of such individual or entity at the Bank or a payment to such individual or entity in Jamaica in respect of the related MT Payment (net of commissions or similar fees).

“MT Payment” shall mean any payment made from time to time by an MT Payor to the Bank in consideration of which the Bank incurs an obligation to make either a corresponding deposit to an account of an MT Beneficiary at the Bank or a payment to an MT Beneficiary that is (or is of the type that qualifies to

be) notified to the Bank via an MT Payment Order (which obligation of the Bank is in no way altered by the transactions contemplated by the Transaction Documents).

“MT Payment Order” shall mean any electronic or other message utilized by a financial institution to instruct the Bank to make a payment of a certain amount to an MT Beneficiary, which message may be: (i) a SWIFT MT102, SWIFT MT102+, SWIFT MT103, SWIFT MT103+ or any other MT100-series message under the SWIFT message system or (ii) any other type of message, including one sent via telex or the internet, that may be utilized to send such an instruction (in each case, including any type of message that may replace or be utilized in substitution for any of the foregoing). Should the SWIFT payment order system or SWIFT MT102, SWIFT MT102+, SWIFT MT103 or SWIFT MT103+ payment orders no longer be used or be available for these types of transfers, or if the SWIFT payment order system or such payment orders are available but the Bank begins to use alternative transfer methods, for the purposes hereof, MT Payment Orders shall include all of the types or classes of payment to be received by the Bank, including internet transactions, that (if such payments were to have been made on the Closing Date) would have qualified to be notified to the Bank by such means.

“MT Payor” shall mean the financial institution making an MT Payment to the Bank.

“Purchased Diversified Payment Right” shall mean any Diversified Payment Right (a) the Sale of which on the Closing Date does not contravene any Applicable Law with respect to the SPC, any Trust established to purchase a Note and issue Certificates or the Investors (including by causing any interested U.S. Person to be in violation of the Prohibited Nations Acts); (b) the terms of which do not prohibit the Sale thereof; and (c) that provides for the corresponding payment to be made in U.S. Dollars.

“Remittance Beneficiary” shall mean the individual or entity in Jamaica (other than the Bank) in respect of whom the related Remittance Payment Order was directed, thereby requiring the Bank to make either a corresponding deposit for an account of such individual or entity at the Bank or a payment to such individual or entity in Jamaica in respect of the related Remittance Payment Order (net of commissions or similar fees).

“Remittance Payment” shall mean any U.S. Dollar payment made from time to time by a Remittance Payor to the Bank (in consideration of which the Bank incurs an obligation to make either a corresponding deposit to an account of a Remittance Beneficiary at the Bank or a payment to a Remittance Beneficiary) that is (or is of the type that qualifies to be) notified to the Bank via a Remittance Payment Order (which obligation of the Bank is in no way altered by the transactions contemplated by the Transaction Documents).

“Remittance Payment Order” shall mean an electronic or other message utilized by a Remittance Payor to instruct the Bank to make a payment of a certain amount to a Remittance Beneficiary, which message may be: (i) an intranet message under the Bank’s internal intranet message system or (ii) any other type of message, including one sent via telex or the internet, that may be utilized to send such an instruction (in each case, including any type of message that may replace or be utilized in substitution for any of the foregoing).

“Remittance Payor” shall mean any Affiliate of the Bank located in the United States making a Remittance Payment to the Bank.

6. Counterparts. This Deed of Assignment may be executed on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Bank has caused this Deed of Assignment to be executed as of the date written above.

THE COMMON SEAL OF NATIONAL	)
COMMERCIAL BANK JAMAICA LIMITED	)
was hereunto affixed and this Deed of Assignment	)
signed by	)

Patrick Hylton
Group Managing Director

and

Dennis G. Cohen
Group Chief Relationship Officer

in the presence of:	)

BE IT REMEMBERED that on the 22 day of March, Two Thousand and Six before me the undersigned Notary Public personally came and appeared Paul B. Hale of 280 Riverside Drive, Apt. 12B, New York in New York the attesting witness to the due execution of the foregoing Deed of Assignment and who being by me duly sworn made oath and said that he was present and did see the said Patrick Hylton, Group Managing Director, and Dennis G. Cohen, Group Chief Relationship Officer, of NATIONAL COMMERCIAL BANK JAMAICA LIMITED affix the common seal of the said Bank and sign and countersign the said Deed of Assignment and as the proper act and deed of the said Bank execute and deliver the said Deed of Assignment for the purposes therein mentioned.

Notary Public

[Signature Page No. 1 to Deed of Assignment]

B-1

Acknowledged as of

the day first above written:

JAMAICA DIVERSIFIED PAYMENT RIGHTS COMPANY

By:
Name:
Title:

THIS IS TO CERTIFY that the foregoing signature of                                          for an on behalf of Jamaica Diversified Payment Rights Company is the true signature of                                          and that I am well acquainted with his handwriting.

IN WITNESS WHEREOF have hereunto set my hand and affixed my Notarial Seal this 22 day of March, 2006.

Name:

Notary Public in and for the Cayman Islands

[Signature Page No. 2 to Deed of Assignment]

EXHIBIT C

FORM OF

ORIGINATOR NOTE

The obligations evidenced by this instrument are subject to the priorities in right of payment as set forth in the Indenture and to the amounts due and owing to the Indenture Trustee, the Trustees, the Investors, the Enhancers (if any), the Servicer and certain other Persons according to the Transaction Documents.

ORIGINATOR NOTE

Date: March 22, 2006

FOR VALUE RECEIVED, the undersigned JAMAICA DIVERSIFIED PAYMENT RIGHTS COMPANY, an exempted limited liability company incorporated and existing under the laws of the Cayman Islands (the “SPC”), hereby promises to pay to the order of NATIONAL COMMERCIAL BANK JAMAICA LIMITED, a banking institution organized under the laws of Jamaica (the “Bank”), to the Bank’s account at The Bank of New York (ABA #021000018; SWIFT identification code: IRVTUS3N; account #8900608293; ref. National Commercial Bank Jamaica Limited) (or at such other account as the Bank may from time to time specify in a written notice to the SPC and the Indenture Trustee) (and subject to the limitations on recourse set forth herein) all amounts of Collections remaining after the SPC’s other payment obligations that are then due and payable under the Transaction Documents have been satisfied (such remainder being further described in Section 4.2 of the Indenture; it being understood that if any amounts (including Additional Amounts, Repurchase Price or Make-Whole Premium) are then due and payable by the Bank under the Transaction Documents, then the excess Collections shall first be applied (on behalf of the Bank) to the satisfaction of such payment obligations, which application shall constitute a payment hereunder).

This Originator Note (the “Originator Note”) is executed and delivered pursuant to the Origination Agreement dated as of the date hereof between the Bank and the SPC (as the same may be amended, supplemented or otherwise modified from time to time, the “Origination Agreement”). Reference to the Origination Agreement and the Indenture dated as of the date hereof between the SPC and The Bank of New York (in such capacity, the “Indenture Trustee”) (as the same may be amended, supplemented or otherwise modified from time to time, the “Indenture”) is hereby made for a statement of the terms and conditions under which payments will be made on this Originator Note. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Origination Agreement.

No interest shall be paid on this Originator Note.

The obligations evidenced by this Originator Note are subject to the priorities in right of payments set forth in the Indenture (including amounts due and owing to the Indenture Trustee, the Trustees, the Investors, the Enhancers (if any) and the Servicer (unless the Bank or an Affiliate thereof is the Servicer) under the Transaction Documents); and the Bank shall have no (and hereby waives any) Claim (as such term is hereinafter defined) as against the SPC, its shareholders, directors, officers, employees, members or managers or any of their respective assets or properties for any deficiency to the extent the Collateral (after the payment of all amounts set forth in the Indenture owing to the Persons other than the Bank to whom amounts under the Transaction Documents are due and payable) is insufficient to repay all amounts owing hereunder. After the Collateral has been fully realized and exhausted (including all rights against the Bank in connection therewith), all sums due but still unpaid in respect of the SPC’s obligations hereunder shall be extinguished, and the Bank shall not have the right to proceed against the SPC, any of its Affiliates or any of their respective officers, directors, shareholders or agents for the satisfaction of any monetary claim or for any deficiency judgment remaining after foreclosure of any property included in the Collateral. As used in this Originator Note, the term “Claim” shall mean a “claim” as defined in Section 101(4) of the Bankruptcy Code (11 U.S.C. §§ 101 et seq., as amended from time to time) or any similar claim as used in any similar Applicable Law.

By its acceptance hereof, the Bank hereby agrees, in connection with any obligations relating to this Originator Note, that it shall not, before the date that is one year and one day after all of the SPC’s obligations under the Transaction Documents other than this Originator Note shall have been paid in full, acquiesce, petition or otherwise invoke or cause the SPC to invoke the process of any court or other Governmental Authority for the purpose of commencing or sustaining a case against the SPC under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the SPC or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the SPC. The provisions of this paragraph shall survive the termination of this Originator Note.

Any amounts paid to the Bank hereunder other than in full compliance with the Transaction Documents shall be held in trust by the Bank on behalf of the Indenture Trustee and promptly (but in any event within two Business Days) after the Bank’s obtaining knowledge of its receipt thereof delivered to the Indenture Trustee. In addition, by its acceptance hereof, the Bank hereby confirms its agreements in the Transaction Documents (including Section 2.1(e) of the Origination Agreement) with respect to any Collections received by it (or on its behalf).

All modifications, consents, amendments or waivers of any provision of this Originator Note shall be effective only if the same shall be in writing between the SPC and the Bank (and acknowledged and agreed to by the Indenture Trustee with the consent of each Controlling Party) and then shall be effective only in the specific instance and for the purpose for which given. Any such modification, consent, amendment or waiver without such acknowledgment and agreement of the Indenture Trustee and the consent of each Controlling Party shall be null and void ab initio.

Payments hereunder are to be made in Dollars in same day or immediately available funds to the account designated by the Bank from time to time.

THIS ORIGINATOR NOTE AND THE RIGHTS AND OBLIGATIONS OF THE SPC HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Any provision of this Originator Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

This Originator Note (and the terms and restrictions set forth herein) shall be binding upon and inure to the benefit of the SPC and, by its acceptance hereof, the Bank and their respective successors and assigns. The successors and assigns for either such Person include a debtor-in-possession or trustee of or for such Person. Notwithstanding anything herein or elsewhere to the contrary, the Bank shall not sell, assign, transfer, pledge or otherwise grant, incur or otherwise suffer to exist a Lien (or other than Liens for taxes, assessments and other governmental charges payable by the Bank but that are not yet due) on any of its right, title or interest in this Originator Note; it being understood that any such sale, assignment, transfer, other disposal or impermissible Lien (or purported sale, assignment, transfer, other disposal or impermissible Lien) shall be null and void ab initio.

As per Section 8.13 of the Origination Agreement, the SPC has irrevocably and unconditionally submitted to the jurisdiction of: (a) the United States District Court for the Southern District of New York or of any New York State court (in either case sitting in Manhattan, New York City) and (b) the courts of its own corporate domicile, in each case with all applicable courts of appeal therefrom, with respect to actions brought against it as a defendant for purposes of all legal proceedings arising out of or relating to this Originator Note or the transactions contemplated hereby.

The SPC waives presentment hereof for payment, demand, protest and notice of dishonor.

IN WITNESS WHEREOF, the undersigned has executed this Originator Note as of the date and year first above written.

JAMAICA DIVERSIFIED PAYMENT RIGHTS COMPANY

By:
Name:
Title:

EXHIBIT D

FORM OF

QUARTERLY OFFICER’S CERTIFICATE

[On letterhead of the Bank]

[            ] hereby certifies that he/she is an Authorized Officer of National Commercial Bank Jamaica Limited (the “Bank”), holding the office set forth beneath his/her signature below, and that he/she is duly authorized to execute this Officer’s Certificate on behalf of the Bank, and further certifies that (based upon a review of the activities of the Bank made under his/her supervision): (a) the Bank (individually and as the Servicer) has kept, observed, performed and fulfilled all of its obligations and covenants in respect of the transactions contemplated by the Transaction Documents [or, if it has not, specify the relevant facts and what actions have been and will be taken with respect thereto], and (b) no Early Amortization Event or Default (or any event that would be an Early Amortization Event or Default with the expiration of any applicable grace period, the delivery of notice or both) has occurred since the previous delivery of the Bank’s Financial Statements [or, if one or more has/have actually occurred, specifying each such event and what actions have been taken and will be taken with respect to each such event].

NATIONAL COMMERCIAL BANK JAMAICA LIMITED

By:
Name:
Title:

Dated:

D-1